UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ModivCare Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

2021 Proxy Statement

4700 S Syracuse St, 4th Floor

Denver, CO 80237

DEAR STOCKHOLDER, April 30, 2021

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of ModivCare Inc., which will be held on Tuesday, June 15, 2021, at 10:00 a.m. Mountain Daylight Time, at 6900 Layton Avenue, 12th Floor, Denver, CO 80237.

We intend to hold the annual meeting in person. We are sensitive, however, to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may continue to impose on public gatherings in respect of the COVID-19 pandemic. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the annual meeting as promptly as practicable by issuing a press release and filing such announcement on the SEC’s website. Alternative arrangements may include holding the annual meeting solely by means of remote communication. You may also monitor our website at www.modivcare.com for updated information. If you are planning to attend our annual meeting, please check the website one week prior to the annual meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

At the annual meeting you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as such other business as may properly come before the annual meeting.

Your vote is important, and we encourage you to vote promptly. For record holders, regardless of whether you are able to attend the upcoming annual meeting in person, please follow the instructions contained in the proxy statement on how to vote via the Internet, by telephone, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted. If your shares are held in the name of a broker, bank or other intermediary holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

On behalf of the board of directors and management of the Company, I extend our appreciation for your continued support.

Daniel E. Greenleaf

President and Chief Executive Officer

ModivCare™	2021 Proxy Statement

4700 S Syracuse St, 4th Floor

Denver, CO 80237

TO OUR STOCKHOLDERS April 30, 2021 Denver, Colorado

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of ModivCare Inc. (the “Company”) will be held at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, at 10:00 a.m. Mountain Daylight Time on Tuesday, June 15, 2021. The Annual Meeting is being held for the following purposes:

	1.	To elect three Class 3 directors, each to serve for a three-year term until the 2024 annual meeting of stockholders or until his or her successor has been duly elected and qualified;
	2.	To hold a non-binding advisory vote to approve named executive officer compensation;
	3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2021 fiscal year; and
	4.	To transact such other business as may properly come before the Annual Meeting or any adjournment, postponement or rescheduling thereof.

Only stockholders of record of the Company’s common stock, $0.001 par value per share, as shown by the transfer books of the Company, at the close of business on April 22, 2021, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or rescheduling thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to vote your shares in advance of the Annual Meeting by using one of the methods outlined in the accompanying proxy statement.

We intend to hold the Annual Meeting in person. We are sensitive, however, to the public health and travel concerns our stockholders may have and the protocols that federal,

ModivCare™	2021 Proxy Statement

state, and local governments may continue to impose on public gatherings in respect of the COVID-19 pandemic. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the annual meeting as promptly as practicable by issuing a press release and filing such announcement on the SEC’s website. Alternative arrangements may include holding the annual meeting solely by means of remote communication. You may also monitor our website at www.modivcare. com for updated information. If you are planning to attend our annual meeting, please check the website one week prior to the annual meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Tuesday, June 15, 2021.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Consequently, the majority of stockholders will not receive paper copies of our proxy materials. We instead mail stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing proxy materials and voting via the Internet. The Notice will also provide information on how stockholders may obtain paper copies of our proxy materials if they so choose. The Proxy Statement, form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available free of charge at www.proxyvote.com.

By Order of the Board of Directors,

Kathryn Stalmack

Senior Vice President, General Counsel & Corporate Secretary

In order to ensure your representation at the meeting, please vote your shares using one of the methods outlined in the proxy statement as promptly as possible. See “Voting Procedures” in the accompanying proxy statement for further details. If you do attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.

ModivCare™	2	2021 Proxy Statement

01	Proxy Statement for 2021 Annual Meeting of Stockholders
03	Proxy Statement Summary
06	Voting Procedures
10	Voting Securities of Certain Beneficial Owners and Management
12	Proposal 1 Election of Directors
21	Corporate Governance
35	Executive Compensation
63	Proposal 2 Advisory vote to approve named executive officer compensation
65	Proposal 3 Ratification of appointment of independent registered public accounting firm
66	Audit Committee Report
67	Independent Registered Public Accountants
69	Stockholder Proposals for 2022 Annual Meeting
70	Other Matters
71	Additional Information
72	Householding

ModivCare™	i	2021 Proxy Statement

Proxy Statement for 2021 Annual Meeting of Stockholders

2021 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ModivCare Inc., a Delaware corporation, for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, at 10:00 a.m. Mountain Daylight Time on Tuesday, June 15, 2021, and at any adjournment, postponement or rescheduling of the meeting, for the purposes set forth herein and in the attached notice of the Annual Meeting.

We intend to hold the Annual Meeting in person. We are sensitive, however, to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may continue to impose on public gatherings in respect of the COVID-19 pandemic. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. Please monitor our website at www.modivcare.com for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

As is the practice of many other companies, the Company provides proxy materials by a “notice and access” process through the Internet. Those stockholders who wish to receive paper proxy materials may request a complimentary copy from the Company by following the instructions on the notice they received.

This Proxy Statement and accompanying proxy card are being provided to Company stockholders on or about April 30, 2021.

Only stockholders of record, as shown on the transfer books of the Company, at the close of business on April 22, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or rescheduling thereof. On the Record Date, there were 14,012,448 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting, excluding 24,172 restricted shares that do not have the right to vote. The Common Stock is the only outstanding class of capital stock of the Company with voting rights. The

ModivCare™	2021 Proxy Statement

Proxy Statement for 2021 Annual Meeting of Stockholders	Table of Contents

Common Stock votes as a single class, with each share of Common Stock entitled to one vote on each matter to be considered at the Annual Meeting.

The principal executive offices of the Company are located at 4700 South Syracuse Street, 4th Floor, Denver, CO 80237 and the telephone number of the Company is (303) 728-7043. References to the “Company,” “ModivCare,” “we,” “us” or “our” and similar terms mean ModivCare Inc. and, except as otherwise specified herein, its subsidiaries. When such terms are used in reference to the Common Stock, they refer specifically to ModivCare Inc.

ModivCare™	2	2021 Proxy Statement

Proxy Statement Summary

PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING	Proposal Description		Board Recommendation	Where to find more information
	1.	Election of Three Directors	FOR all nominees	Pages 12 to 34
	2.	Non-binding advisory vote to approve named executive officer compensation	FOR	Pages 63 to 64
	3.	Ratification of appointment of KPMG LLP as the independent registered public accounting firm of the Company for 2021	FOR	Pages 65 to 68

IMPORTANT RECENT EVENTS AND UPDATES

Beginning in 2020, the Company embarked on a transformation of its business and technology that had positive impacts on our clients, transportation providers and members, as detailed below.

Some of these transformational efforts include:

20+ years	The Board hired in December 2019 Dan Greenleaf, an industry veteran with over 20-years of experience in the healthcare industry, to lead this transformation
We enhanced our senior leadership, resulting in a strong, diverse and experienced team with a track record of operational excellence, including our Chief Operating Officer, Chief Human Resource Officer, Chief Technology Officer, General Counsel, Chief Accounting Officer and Chief Compliance Officer
We acquired Simplura, a personal home health company, providing a new platform for growth in personal care and expanding our impact on key social determinants of health, or SDoH
Management launched a six-pillar strategy to drive transformational growth
We advanced key technology and center of excellence optimization initiatives, including a new front-end member technology platform
We eliminated our previously outstanding shares of convertible preferred stock from our capital structure
2021	We positioned the Company for a successful rebranding in 2021, defining our new Purpose, Vision and Values

ModivCare™	3	2021 Proxy Statement

Proxy Statement Summary	Table of Contents

BUSINESS HIGHLIGHTS	The efforts of this strong leadership team resulted in a significant improvement in the financial results, with net income from continuing operations and Adjusted EBITDA* increasing significantly for the year ended December 31, 2020 as compared to the year ended December 31, 2019. In addition, the market value of ModivCare common stock increased significantly over that same period (based on the ModivCare closing stock price as reported on Nasdaq at each year-end), as demonstrated below.

*	Adjusted EBITDA is a financial measure that is not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. A reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, its most directly comparable GAAP financial measure, is provided in Appendix A to this Proxy Statement.

CORPORATE GOVERNANCE HIGHLIGHTS	We have structured our corporate governance program to promote the long-term interests of shareholders, strengthen the accountability of our Board of Directors (“Board”) and management, and help build public trust in the Company.

Highlights of our efforts include:

Separation of the Chair of the Board and Chief Executive Officer roles
All Board committees chaired by independent directors
Active Board and Board committee role in overseeing management of the Company’s risks
Annual Board and Board committee self-evaluations
Equity ownership guidelines for directors and executive officers
Cash and equity award plans with clawback provisions
Anti-hedging and anti-pledging policies for directors and executive officers

ModivCare™	4	2021 Proxy Statement

Proxy Statement Summary	Table of Contents

EXECUTIVE COMPENSATION HIGHLIGHTS	ModivCare executive compensation practices are designed specifically to meet four key objectives:

1.	Align the interests of our leaders with those of our investors by offering compensation based on both long-term and annual business results and delivering a large portion of the total pay opportunity in ModivCare equity
2.	Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time
3.	Attract and retain highly qualified strategic senior leaders needed to drive a healthcare services enterprise to succeed in today’s highly competitive marketplace
4.	Motivate our leaders to deliver a high degree of business performance without encouraging excessive risk taking
Our Compensation Committee uses balanced compensation practices to ensure that there is alignment in pay for performance for our executives.

DIVERSITY AND INCLUSION HIGHLIGHTS	The Company’s employees reflect the communities in which they live and work, and the customers they serve, and possess a broad range of thought and experiences that have helped the Company achieve its successes to date. A key component of the Company’s growth and success is our focus on inclusion and diversity. We believe this commitment allows us to better our understanding of patient and customer needs, and develop technologies and solutions to meet those needs. Although the Company has made progress in workforce diversity representation, the Board and management continue to seek to improve in this important area. We have established goals to continue improving the hiring, development, and retention of diverse employees and the Company’s overall diversity representation, including within the Board and the executive management team, in an effort to be a socially responsible community member. Impacts of the Company’s diversity and inclusion initiatives include:

73%

A 10-member executive leadership team that includes five members who self-identify as a female or as an underrepresented minority	An overall NEMT Segment employee base that consists of 73% of its individuals who self-identify as a female.

69%

A 10-member Board that includes two members who self-identify as a female and two members who self-identify as an underrepresented minority.	An overall NEMT Segment employee base that consists of 69% of its individuals who self-identify as an underrepresented minority.

ModivCare™	5	2021 Proxy Statement

Voting Procedures

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

Abstentions will be included in the number of shares present at the Annual Meeting for the purposes of determining the presence of a quorum. So-called “broker non-votes” (that is, when a broker or other entity that is the record holder of shares of Common Stock votes on a “routine matter” (as discussed below) without voting instructions from the beneficial owner but cannot vote on another particular proposal because the broker or other entity does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner regarding that proposal) are not relevant in determining the absence or presence of quorum at the Annual Meeting.

If you hold your shares in “street name” (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), your broker or other organization may vote your shares under limited circumstances if you do not provide voting instructions before the Annual Meeting. These circumstances include voting your shares on so-called “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm. With respect to routine matters, if you do not vote your shares, your bank, broker or other organization may vote your shares on your behalf or leave your shares unvoted. The election of directors and the non-binding advisory vote approving executive compensation, however, are not considered routine matters. When a proposal is not a routine matter and the brokerage firm or other organization has not received specific voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. In circumstances when there are both routine matters and matters that are not routine being considered at the same meeting, such as at our upcoming Annual Meeting, the record owner brokers or other organizations that do not receive specific voting instructions from their beneficial owners may vote on the routine matter but not on the non-routine matters, which results in a “broker non-vote” on each of the non-routine matters. Accordingly, it is particularly important that beneficial owners instruct their brokers or other organizations how they wish to vote their shares on all matters to ensure their votes are counted as intended.

APPROVAL OF PROPOSAL 1	Requires that the number votes cast for each director nominee must exceed the number of votes cast against the election of each director nominee. Abstentions and broker non-votes are not considered votes cast for or against the election of directors and thus will have no effect on the election of directors. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), cumulative voting is not permitted for the election of directors.

ModivCare™	6	2021 Proxy Statement

Voting Procedures	Table of Contents

APPROVAL OF PROPOSAL 2	Requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are considered present and entitled to vote on Proposal 2 and will have the same legal effect as votes against such proposal. Broker non-votes are not entitled to vote on Proposal 2 and will not count as votes against such proposal at the Annual Meeting.

APPROVAL OF PROPOSAL 3	Requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are considered present and entitled to vote on Proposal 3 and will have the same legal effect as votes against such proposal. There are not expected to be any broker non-votes associated with this proposal, as the ratification of the appointment of our independent registered public accounting firm is a routine matter upon which record holder brokers and other organizations may vote the shares without specific instructions from their beneficial owners. As a result, if your shares are held in “street name” and you do not give your bank, broker or other organization instructions on how to vote, your shares may be voted by the bank, broker or other organization in its discretion.

NOTICE AND ACCESS	The Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Stockholders will have received a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the full proxy materials and voting via the Internet. The Notice will also provide information on how stockholders may obtain, without charge, paper copies of our proxy materials. The Company’s proxy materials are also available at www.proxyvote.com.

STOCKHOLDER OF RECORD	If you are the stockholder of record with respect to your shares (that is, your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A.), you may vote using the following methods:

In Person: You may vote in person at the Annual Meeting by requesting a ballot from a Company representative when you arrive.
Internet: You may vote by Internet at www.proxyvote.com. You will be prompted to enter your Control Numbers which are located on the Notice or proxy card and then follow the instructions on the Notice or proxy card to vote.
Telephone: You may vote by telephone at (800) 690-6903. You will be prompted to enter your Control Numbers which are located on the Notice or proxy card and then follow the instructions on the Notice or proxy card to vote.
Mail: If you requested printed copies of the proxy materials by mail, you may vote by proxy at the Annual Meeting by filling out the proxy card and following the voting instruction form included with your proxy materials and returning the properly completed proxy card in the envelope provided.

ModivCare™	7	2021 Proxy Statement

Voting Procedures	Table of Contents

The deadline for registered stockholders to vote by Internet, telephone or mail is 11:59 p.m. Eastern Time on June 14, 2021.

BENEFICIAL OWNERS OF SHARES HELD IN STREET NAME	If you are the beneficial owner of shares held in street name (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker dealer or similar organization), you may vote using the following methods:

In Person: You must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from a Company representative when you arrive. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of elections.
Internet and Telephone: See the materials you received from your broker or other record holder organization to determine your ability to instruct your broker or other organization how you wish to cast your vote by Internet or telephone.
Mail: If you requested printed copies of the proxy materials by mail, you may vote by following the instructions of your bank, broker or other organization about how you wish to cast or instruct your organization how to cast your vote.

CHANGING OR REVOKING YOUR VOTE

If you are a record holder of shares of Common Stock, after voting, you may change your vote one or more times by completing and returning a later dated and new proxy card to the Company, by voting again either by Internet or telephone as described in this Proxy Statement, or by voting in person at the Annual Meeting. You may request a new proxy card from the Company’s Corporate Secretary at the address below. You may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 4700 South Syracuse Street, 4th Floor, Denver, CO 80237, before the Annual Meeting. The last vote received chronologically will supersede any prior votes. The deadline for registered stockholders to change their vote by Internet or telephones 11:59 p.m. Eastern Time on June 14, 2021.

If you hold your shares as a beneficial holder through a brokerage firm, bank, broker dealer or similar organization, please refer to your organization’s proxy card or other information forwarded by such organization to learn how you can revoke your proxy instructions and change your or your organization’s vote.

ModivCare™	8	2021 Proxy Statement

Voting Procedures	Table of Contents

FAILURE TO PROVIDE VOTING INSTRUCTIONS	Other than with respect to broker non-votes, if you submit a signed proxy card or vote by Internet or telephone, but do not indicate how you want your shares voted, the persons acting as proxies will vote your shares of Common Stock:

“FOR”	“FOR”	“FOR”
the election of the nominees, Todd J. Carter, Garth Graham and Frank J. Wright, as Class 3 directors;	the non-binding advisory vote to approve named executive officer compensation; and	the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2021 fiscal year

With respect to any other matter that properly comes before the Annual Meeting, which is not expected, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interests of the Company and its stockholders.

SOLICITATION OF PROXIES

The entire cost of soliciting proxies, including the costs of preparing, assembling and, to the extent applicable, mailing the Notice, this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, officers, directors or employees of the Company may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) to the beneficial owners of the shares they hold of record.

As mentioned above, the Company is not presently aware of any matters that will be brought before the Annual Meeting that are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons acting as proxies will act or vote in accordance with their best judgment.

ModivCare™	9	2021 Proxy Statement

Voting Securities of Certain Beneficial Owners and Management

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of ModivCare’s Common Stock by (a) each stockholder known by us to own beneficially more than 5% of the outstanding voting power of our Common Stock, (b) each of ModivCare’s directors and nominees for director, (c) each of ModivCare’s executive officers named in the “Summary Compensation Table” which follows, who are our named executive officers, and (d) all of ModivCare’s directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares and the address for each beneficial owner of more than 5% of our Common Stock, director, director nominee and named executive officer is: c/o ModivCare Inc., 4700 South Syracuse Street, 4th Floor, Denver, CO 80237.

Name of Beneficial Owner	No. of Shares of Common Stock Beneficially Owned(1)	Percent of Class(1)
5% or greater security holders
BlackRock, Inc.(2)	1,927,207	13.65%
Coliseum Capital Management, LLC(3)	1,542,055	10.92%
Renaissance Technologies, LLC(4)	773,673	5.48%
The Vanguard Group(5)	861,110	6.10%
Directors
Todd J. Carter(6)	11,582	*
David A. Coulter(6)	22,126	*
Garth Graham	—	*
Daniel E. Greenleaf(7)	48,407	*
Richard A. Kerley(6)	35,703	*
Leslie V. Norwalk(6)	13,635	*
Stacy Staal	—	*
Rahul Samant	—	*
Christopher S. Shackleton(8)	1,542,055	10.92%
Frank J. Wright(6)	14,008	*
Non-Director Named Executive Officers
John McMahon(9)	—	*
Kathryn Stalmack(10)	10,363	*
Kenneth W. Wilson(11)	7,702	*
Kevin M. Dotts	612	*
Suzanne G. Smith	—	*
All current directors and executive officers as a group (16 persons)	1,706,193	12.16%

*	Less than 1%

ModivCare™	10	2021 Proxy Statement

Voting Securities of Certain Beneficial Owners and Management	Table of Contents

(1)	The securities “beneficially owned” by each stockholder are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they may include securities to which the stockholder has or shares voting or investment power or has the right to acquire voting or investment power within 60 days of the Record Date. Beneficial ownership may be disclaimed as to certain of the securities. As of the Record Date there were 14,036,620 shares of the Common Stock outstanding (including 24,172 restricted shares that do not have the right to vote). The Common Stock is the only outstanding class of capital stock of the Company with voting rights. The Common Stock votes as a single class, with each share of Common Stock entitled to one vote on each matter presented at the Annual Meeting.
(2)	This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. (55 East 52nd Street, New York, NY 10055) on January 26, 2021, and includes (1) 1,913,008 shares with respect to which the reporting person has sole voting power and (2) 1,927,207 shares with respect to which the reporting person has sole dispositive power.
(3)	This information is based on ownership information reported in the Schedule 13D/A filed with the SEC on November 12, 2020 by Coliseum Capital Management, LLC (“CCM”), Coliseum Capital, LLC (“CC”), Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”), Adam Gray and Christopher Shackelton (105 Rowayton Avenue, Rowayton, CT 06853) and on the Forms 4 filed with the SEC by the same entities and individuals on February 12, 2021 and February 17, 2021. Based on information available in the Schedule 13D/A and Forms 4, the shares are held directly by (a) CCP, an investment limited partnership of which CC is general partner and for which CCM, a Delaware limited liability company, serves as investment adviser, (b) CCP2, an investment limited partnership of which CC is general partner and for which CCM serves as investment adviser and (c) a separate account investment advisory client of CCM (the “Separate Account,” and, collectively with CCP and CCP2, the “Coliseum Stockholders”). CCM, Christopher Shackelton, and Adam Gray each have shared voting and shared dispositive power over 1,542,055 shares, CC has shared voting and shared dispositive power over 1,139,095 shares, CCP has shared voting and shared dispositive power over 877,795 shares and CCP2 has shared voting and shared dispositive power over 261,300 shares. Christopher Shackelton, the Chairman of our Board, and Adam Gray are managers of and have an ownership in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by CCP, CCP2 and the Separate Account due to CCM’s right to receive performance-related fees from the Separate Account and CC’s right to receive performance-related fees from CCP and CCP2. Each of Christopher Shackelton, Adam Gray, CCP, CCP2, the Separate Account, CC and CCM disclaims beneficial ownership of these securities except to the extent of that person’s own pecuniary interest therein.
(4)	This information is based on the Schedule 13G/A filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (800 Third Avenue, New York, NY 10022) on February 11, 2021, and includes (1) 760,999 shares with respect to which the reporting person has sole voting power and (2) 773,673 shares with respect to which the reporting person has sole dispositive power.
(5)	This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group (P.O. Box 2600, V26, Valley Forge, PA 19482-2600) on February 10, 2021, and includes (1) 28,057 shares with respect to which the reporting person has shared voting power, (2) 823,147 shares with respect to which the reporting person has sole dispositive power, and (3) 37,963 shares with respect to which the reporting person has shared dispositive power.
(6)	The shares reported include 1,344 restricted share awards.
(7)	The shares reported include 41,921 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. The shares reported do not include 28,011 unvested restricted stock units.
(8)	Includes shares of Common Stock held by the Coliseum Stockholders (for additional information see (3) above). Christopher Shackelton disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(9)	The shares reported do not include 1,147 unvested restricted stock units.
(10)	The shares reported include 5,086 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date and 3,895 shares of restricted share awards. The shares reported do not include 1,465 unvested restricted stock units.

(11)	The shares reported include 5,562 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date and 2,140 restricted stock units that will vest within 60 days of the Record Date. The shares reported do not include 6,372 unvested restricted stock units.

ModivCare™	11	2021 Proxy Statement

Proposal 1 Election of Directors

The Company’s Second Amended and Restated Certificate of Incorporation, as amended, provides that the number of directors be between four and eleven, as determined by the Board.

The Board currently has established the total number of directors to be ten directors divided into three classes, serving staggered three-year terms. Each class is to be as nearly equal in size as possible. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until the earlier of their death, resignation or removal.

Under the Company’s Bylaws, to be elected in an uncontested election such as the election at this year’s Annual Meeting, a director nominee must receive more votes cast for such director nominee than cast against such director nominee. In an uncontested election, an incumbent director nominee must submit an irrevocable resignation that will be given effect only if (i) that director receives fewer votes cast for the director than against the director, and (ii) the resignation is accepted by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director does not receive more votes cast for the director than against in an uncontested election, the Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board is required to act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. If any incumbent director does not receive more votes cast for the director’s election than against, the Board will publicly disclose its decision regarding accepting or not accepting a resignation within four business days of reaching its decision.

The Board proposes the election of Todd J. Carter, Garth Graham and Frank J. Wright as Class 3 directors. The director nominees were nominated by the Nominating and Governance Committee of our Board, which nomination was confirmed by the Board. Each nominee has consented to serve as a nominee for election to the Board, to be named in the Proxy Statement and to serve as a member of the Board if elected by the Company’s stockholders. Information regarding each nominee is set forth below.

The Board has no reason to believe that the Board’s nominees will be unable to serve or will not serve if elected. If, at the time of the annual meeting, any nominee becomes unavailable for any reason for election as a director, the persons entitled to vote as proxy will vote for the election of such substitute(s), if any, as the Board may recommend.

If elected, Todd J. Carter, Garth Graham and Frank J. Wright are each expected to serve until the 2024 annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Carter, Dr. Graham and Mr. Wright are presently directors of the Company.

ModivCare™	12	2021 Proxy Statement

Proposal 1: Election of Directors	Table of Contents

Unless directed otherwise, the persons acting as proxies intend to vote for the election of the listed nominees or, in the event of death, disqualification, refusal or inability of a nominee to serve, for the election of such other person as the Board may recommend in the place of such nominee to fill the vacancy.

The Board unanimously recommends that the stockholders vote “FOR” election of Todd J. Carter, Garth Graham and Frank J. Wright as directors of the Company for the ensuing term.

The following table sets forth certain information with respect to the current directors and the director nominees as of the Record Date.

Name	Age	Class	Term Expires
Todd J. Carter†	57	3	2021
David A. Coulter	73	2	2023
Garth Graham†	47	3	2021
Richard A. Kerley	71	1	2022
Leslie V. Norwalk	55	2	2023
Stacy Saal	47	1	2022
Rahul Samant	55	2	2023
Christopher S. Shackleton	41	1	2022
Frank J. Wright†	73	3	2021
Daniel E. Greenleaf	56	2	2023

† = Director Nominee

The process undertaken by the Nominating and Governance Committee in selecting qualified director candidates is described below under the caption “Corporate Governance—Director Nomination Process—Director Nominee Selection Process.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in each director’s biography.

DIRECTOR NOMINEES

Todd J. Carter Director Since: 2016 Board Committees: Compensation Committee Member

Todd J. Carter is Co-President and Chief Executive Officer of GCA Global, a global independent investment banking firm, and serves on the firm’s board of directors. He has served in these roles since 2008, and is a co-founder of the firm. Previously, Mr. Carter served as Chairman, President and Chief Executive Officer of Savvian Inc., a global investment banking firm, and Perseus Group, a global asset management and investment banking firm. Prior to 2003, he was President of Robertson Stephens & Company Inc., a global investment banking and asset management firm, and served on the firm’s board of directors. Earlier in his career, Mr. Carter was employed by McKinsey & Company and Smith Barney Inc. Additionally, Mr. Carter has served on a number of company, advisory and non-profit boards of directors. Mr. Carter received a bachelor’s degree from the University of Texas and a master of business administration degree from Harvard University.

Mr. Carter brings to the Board global investment banking experience, including his service as founder and chief executive officer of a large independent global investment bank, and his extensive financial expertise and experience in the transaction advisory industry, as well as a broad span of expertise in the financial advisory and mergers and acquisitions sectors.

ModivCare™	13	2021 Proxy Statement

Proposal 1: Election of Directors	Table of Contents

Garth Graham, MD Director Since: 2021

Garth Graham, MD, currently serves as Director and Global Head of Healthcare and Public Health for Google and YouTube at Alphabet, Inc. Previously, he was Chief Community Health Officer at CVS Health Corporation from 2018 until 2020. Dr. Graham was also President of the Aetna Foundation from 2013 until 2019, as well as Vice President of Community Health at Aetna, Inc. from 2017 until its acquisition by CVS Health Corporation in 2018. Prior to that, he served as Assistant Dean of Health Policy and Chief of Health Services Research at University of Florida’s Department of Medicine, and as Attending Physician at The Massachusetts General Hospital. Dr. Graham started his career serving in two U.S. administrations as U.S. Deputy Assistant Secretary for Health, where he led the development of the federal government’s first national health disparities plan. He is an elected member of the National Academy of Medicine and serves on several boards, including: the National Heart, Lung, and Blood Institute Advisory Council; the Institute of Medicine Board on Population Health; and the Board of the National Quality Forum. Dr. Graham is currently a director on the board of Science Applications International Corp. (NYSE: SAIC), a technology-driven company focused on digital transformation across multiple markets. He graduated with a Bachelor of Science in Biology from Florida International University, a Master of Public Health from Yale School of Public Health, and a Doctor of Medicine from Yale University’s School of Medicine.

Dr. Graham has approximately two decades of extensive healthcare experience, with an emphasis on community and public health, which provides the Board with deep insight into healthcare administration and policy. Dr. Graham will be able to help guide the Company’s strategy, particularly in the area of social determinants of health.

Frank J. Wright Director Since: 2016 Board Committees: Audit Committee and Nominating and Governance Committee member

Mr. Wright is founder of PharmaTrust, a firm that provides advisory services to companies and investors engaged in healthcare services and pharmaceutical development and manufacturing. Mr. Wright has almost 40 years of experience in the chemical and pharmaceutical industries. He served as a senior executive of Alexion Pharmaceuticals LLC from 2012 to 2014, as President of European operations, and is a co-founder of Aptuit, an integrated drug development services company. Prior to that, Mr. Wright held a variety of executive positions in multiple pharmaceutical companies, including Glaxo Wellcome (now GlaxoSmithKline). He is a director of Exela Pharma Sciences and ZenQMS LLC, and retired in 2017 as a Director of Laurus Labs Private, Limited and Laurus Synthesis Inc. where he served for 10 years. Mr. Wright received a mechanical engineering degree from the University of Strathclyde, Glasgow.

Mr. Wright has almost 40 years of operational experience in the chemical and pharmaceutical industries, including as the founder of an advisory services firm engaged in healthcare services, pharmaceutical development and manufacturing, adding value to the Board. Mr. Wright’s executive leadership and experience provides the Board with operational expertise.

ModivCare™	14	2021 Proxy Statement

Proposal 1: Election of Directors	Table of Contents

Christopher S. Shackleton Director Since: 2012 Chairman of the Board

Christopher S. Shackelton was appointed Chairman in 2012 and served as Interim CEO in 2015. Mr. Shackelton is managing partner and co-founder of Coliseum Capital Management, a private investment firm that invests with a long-term orientation in undervalued companies. Previously, Mr. Shackelton worked at Watershed Asset Management, an employee-owned, alternative investment firm, and Morgan Stanley & Co., an investment bank and financial services company. Mr. Shackelton also serves on the boards of Lazydays Holdings, Inc., an operator of recreational vehicle dealerships, and Universal Technical Institute, a technical training school for the transportation industry, and as Chairman of the Board of Medalogix, LLC, a heathcare data analytics company, as well as, from time to time, private companies. Mr. Shackelton was previously Chairman of Rural/Metro Corp, an emergency ambulance company, from December 2010 to June 2011 and served on the boards of BioScrip Inc., an infusion services company from March 2015 to August 2019, LHC Group Inc., a nursing care company, from November 2012 through August 2017, Advanced Emissions Solutions Inc., a clean energy technology company, from August 2014 through May 2016, and Interstate Hotels Inc., a global hotel management company, from February 2009 through March 2010. Mr. Shackelton is actively involved in multiple charitable organizations. Mr. Shackelton received a bachelor’s degree in Economics from Yale College in 2001.

Christopher Shackelton’s experience creating stockholder value for a wide range of companies provides the Board with valuable business leadership and strategic focus. Mr. Shackelton brings financial, investing and accounting experience from other public company boards on which he led mergers and acquisitions, financings, restructurings and other initiatives. Furthermore, Christopher Shackelton’s in-depth knowledge of the healthcare industry is particularly beneficial to the Board.

David A. Coulter Director Since: 2016 Board Committees: Compensation Committee and Nominating and Governance Committee member

Mr. Coulter is a Special Limited Partner of Warburg Pincus, a global private equity firm focused on growth investing. During the past 11 years, he served in roles at Warburg Pincus, including Vice Chairman as well as Managing Director and senior advisor focused on the firm’s financial services investment activities. Prior to that, Mr. Coulter held a series of positions at J.P. Morgan Chase and was a member of its Office of the Chairman. He also served as Chairman and Chief Executive Officer of Bank of America Corporation. Mr. Coulter is a director of Triton International Ltd., a publicly traded global intermodal container leasing company, and Varo Money, Inc., a mobile bank and financial services company. He is also a board member of Lincoln Center, Carnegie Mellon University, Third Way and the Northern California Asia Society. Mr. Coulter received a bachelor’s degree and master’s degree from Carnegie Mellon University.

Mr. Coulter’s experiences as both a senior executive of publicly traded financial services corporations, and as a director of public and private companies, provides the Board with extensive executive experience with regard to matters of interest to financial institutions, including risk, compensation, corporate governance and mergers and acquisitions.

ModivCare™	15	2021 Proxy Statement

Proposal 1: Election of Directors	Table of Contents

Daniel E. Greenleaf Director Since: 2019

Daniel E. Greenleaf currently serves as the President and Chief Executive Officer of the Company. Prior to joining the Company, from September 2016 through August 2019, Mr. Greenleaf served as President and Chief Executive Officer of BioScrip, Inc., the largest independent provider of infusion and home care management solutions, where he spearheaded the turnaround and successful merger of BioScrip with Option Care Health (Nasdaq: OPCH). Prior to BioScrip, from December 2013 through September 2016, he served as Chairman and Chief Executive Officer of Home Solutions Infusion Services, a provider of home infusion and home nursing products and services, where he led the turnaround and eventual sale to BioScrip. Prior to joining Home Solutions Infusion Services, from April 2008 through November 2012, Mr. Greenleaf was the President and Chief Executive Officer of Coram Specialty Services, where he was instrumental in growing Coram to become the top-performing home infusion company in the country prior to its sale to CVS. Before joining Coram, Mr. Greenleaf served as President of U.S. Operations for Celltech Biopharmaceuticals. Mr. Greenleaf holds a Bachelor of Arts in Economics from Denison University and a Master of Business Administration from the University of Miami. Mr. Greenleaf is a military veteran, having served as a captain and navigator in the United States Air Force.

Mr. Greenleaf’s significant experience in the healthcare industry, and in particular his experience as Chief Executive Officer of BioScrip, Home Solutions and Coram, are particularly relevant to Mr. Greenleaf’s service on the Board. Further, as the only Board member who is also a member of the Company’s management team, Mr. Greenleaf provides management’s perspective in Board discussions about the operations and strategic direction of the Company.

Richard A. Kerley Director Since: 2010 Board Committees: Chairperson of the Compensation Committee and Chairperson of the Audit Committee

Mr. Kerley served as the Senior Vice President, Chief Financial Officer and member of the board of directors of Peter Piper, Inc., a privately held pizza and entertainment restaurant chain, from November 2008 to December 2014, when he retired. From July 2005 to October 2008, Mr. Kerley served as the Chief Financial Officer of Fender Musical Instruments Corporation. From June 1981 to July 2005, Mr. Kerley was an audit partner with Deloitte & Touche LLP. Prior to becoming a partner at Deloitte & Touche, Mr. Kerley served as an audit manager and staff accountant from August 1971 to June 1981. Mr. Kerley also serves on the board of Cavco Industries, Inc., one of the largest producers of manufactured homes in the United States, and served on the board of The Joint Corp., a publicly traded operator, manager and franchisor of chiropractic clinics from September 2015 until June 2019. He received a bachelor’s degree in accounting from Marshall University in 1971.

Mr. Kerley served as a senior financial executive with experience in a variety of operational issues, financial budgeting, planning and analysis, capital investment decisions, mergers and acquisitions, operational and financial controls, internal and external reporting, financings and public offerings and filings with the SEC. This strong financial background provides the Board with financial expertise, including an understanding of financial statements, finance, capital investing strategies and accounting.

ModivCare™	16	2021 Proxy Statement

Proposal 1: Election of Directors	Table of Contents

Leslie V. Norwalk Director Since: 2015 Board Committees: Chairperson of the Nominating and Governance Committee, Audit Committee member

Since September 2007, Ms. Norwalk has served as Strategic Counsel to Epstein Becker & Green, P.C. From 2001 to 2007, Ms. Norwalk served the Bush Administration in the Centers for Medicare & Medicaid Services (CMS). From 2006 to 2007, she was the Acting Administrator, where she managed the operations of federal health care programs, including Medicare and Medicaid. For the four years prior to that position, she was the agency’s Deputy Administrator. Prior to serving the Bush Administration, Ms. Norwalk practiced law with Epstein Becker & Green, P.C. where she advised clients on a variety of healthcare policy matters. She also served the first Bush administration in the White House Oﬃfice of Presidential Personnel and the Office of the U.S. Trade Representative. Ms. Norwalk is currently a director on the public company boards of Magellan Health Inc., a managed health care company, NuVasive Inc., a medical device company, Neurocrine Biosciences, Inc., a biopharmaceutical company, and Arvinas Inc., a clinical-stage biopharmaceutical company. She also serves as an Advisor to several private equity funds. She received a bachelor’s degree from Wellesley College and a juris doctor degree from George Mason University School of Law.

Ms. Norwalk’s significant healthcare regulatory and policy expertise, including her experiences with the Bush Administration on Medicare and Medicaid matters, provides healthcare industry expertise to the Board. Ms. Norwalk will be able to help guide the Company’s strategy, particularly as the healthcare regulatory environment continues to evolve.

Stacy Staal Director Since: 2021

Stacy Saal currently serves as Chief Operating Officer of Babylon Inc, a technology-driven digital health company. Previously, she was the General Manager and Chief Operating Officer of the Prime Air division of Amazon.com, Inc. from 2018 until 2021. Prior to that, she held various executive leadership roles in marketing, operations, and general management at Amazon from 2008 until 2018, including as Global Program Leader and Head of Global Marketing, Membership and Customer Experience of Amazon Fresh from 2016 until 2018 and General Manager of Prime Now from 2015 until 2016. Before joining Amazon, Ms. Saal was Vice President of Operations at GlobalWine, Chief Executive Officer of Tom’s Cookies, and Director of Demand Planning for the Dockers Brand at Levi Strauss & Co. At the start of her career, Ms. Saal held merchandising, operational and supply chain optimization roles at Williams-Sonoma, Inc. She graduated with a Bachelor of Art in Economics from Sonoma State University.

Ms. Saal has nearly twenty-five years of broad leadership experience in strategy, team building, marketing, operations, and product management all unified by a strong focus on the customer experience, which provides the Board with valuable business and operating expertise.

ModivCare™	17	2021 Proxy Statement

Proposal 1: Election of Directors	Table of Contents

Rahul Samant Director Since: 2021

Rahul Samant currently serves as Chief Information Officer of Delta Air Lines, Inc., a position he has held since 2016. Mr. Samant also serves as Executive Vice President of Delta Air Lines, Inc., a position he has held since 2018, and previously served as Senior Vice President from 2016 until 2018. Prior to that, he was Chief Digital Officer and Global Head of Application Development and Management at American International Group, Inc. and held various technology leadership roles at Bank of America Corporation, including: Chief Information Officer; Head of Technology and Operations for Global Wealth and Investment Management; and Manager and Director of Fixed Income Securities Technology. Mr. Samant commenced his career at Unisys Ltd. He graduated with a Bachelor of Science in Electronics Engineering from University of Mumbai and a Master of Business Administration from Wake Forest University.

Mr. Samant’s extensive leadership experience, which spans over 30 years, provides the Board with important technological and operational expertise.

NON-DIRECTOR EXECUTIVE OFFICERS	The following is a brief summary of the background of each current executive officer who is not a director:

John McMahon

Title: Chief Accounting Officer          Age: 55

Has served as Chief Accounting Officer since August 2020. Mr. McMahon has more than 25 years of accounting experience, including over a decade in principal accounting officer roles at publicly traded companies. Mr. McMahon served as Chief Accounting Officer of BioScrip, Inc from October 2018 until August 2019. Mr. McMahon was then employed by OptionCare Health, Inc. as its SVP, Corporate Finance following its merger with BioScrip, Inc. from August 2019 until April 2020. Mr. McMahon was Chief Financial Officer of Anivive Lifesciences, a biotechnology company focused on specialty pet medicines, from March 2018 until July 2018 and was Chief Financial Officer at Heska Corporation, an advanced veterinary diagnostic and specialty healthcare products company, from October 2015 through the end of 2017. From March 2014 through May 2015, he was Corporate Controller at Pinnacle Ag Holdings, and prior to that from 2008 through 2014, he was Corporate Controller for Advanced Energy Industries, Inc. Earlier in his career, Mr. McMahon held senior accounting and audit positions with a variety of companies, including at publicly traded Danka Business Systems PLC, Sykes Enterprises, Inc. and Documentum. Mr. McMahon is a certified public accountant and holds a bachelor’s degree in Communications from Kutztown University, and a Master of Business Administration in Finance degree from California State, East Bay.

ModivCare™	18	2021 Proxy Statement

Proposal 1: Election of Directors	Table of Contents

Walt Meffert

Title: Chief Information Officer          Age: 55

Has served as Chief Information Officer since January 2020. Mr. Meffert has a vast background in multiple industries, including high-tech online service, e-commerce, telecommunications and healthcare. Prior to joining ModivCare, Mr. Meffert served as the Executive Vice President and Chief Information Officer of Versant Health, one of the nation’s leading managed vision care companies, from March 2015 until March 2019. Mr. Meffert also served from March 2015 until December 2017, when HVHC, Davis Vision and Superior Vision were rebranded into Versant Health, as the Executive Vice President and Chief Information Officer of HVHC, an integrated optical company composed of Visionworks and Davis Vision. From April 2010 until March 2015, Mr. Meffert was the Chief Information Officer of Hanger, Inc., a provider of orthotic and prosthetic services and products. In 2015, while at Hanger, Mr. Meffert was honored with InnoTech Austin’s CIO of the Year award. Mr. Meffert is a graduate of the GE Edison Engineering Development Program and holds a Bachelor of Science degree in Computer Science from the University of Maryland, Baltimore County, and a Master of Science in Computer Science degree from Johns Hopkins University.

L. Heath Sampson

Title: Chief Financial Officer          Age: 50

Joined the Company as Chief Financial Officer on February 26, 2021. Mr. Sampson has nearly three decades of executive and financial leadership experience across a range of private and publicly traded companies. Most recently he served, beginning in April 2015, as Chief Executive Officer of Advanced Emissions Solutions, Inc., an environmental solutions provider to companies in coal-fired power generation, municipal water and other industries primarily through air and water purification control technologies, where he orchestrated a successful company turnaround and transformation, after having served there from August of 2014 as Chief Financial Officer and Treasurer. Prior to that, he held Chief Financial Officer roles at private equity-owned Square Two Financial and within key business units at First Data Corporation. He began his career in auditing and business consulting at Arthur Anderson. Mr. Sampson graduated from the University of Denver with a Bachelor of Business Administration degree in Accounting and a Master of Accountancy degree.

Kathryn Stalmack	Title: Senior Vice President, General Counsel & Corporate Secretary	Age: 44

Joined the Company in August 2019. Ms. Stalmack has extensive experience as a corporate transactional and healthcare regulatory attorney. From August 2015 to July 2019, Ms. Stalmack served as Senior Vice President, General Counsel and Corporate Secretary at BioScrip, Inc. From January 2008 to August 2015, Ms. Stalmack served as a Shareholder at Polsinelli, PC working in the Healthcare Practice group. From April 2003 to December 2007, Ms. Stalmack worked at Donohue Brown Mathewson & Smith as a healthcare litigator primarily defending physicians and hospitals. Ms. Stalmack also worked as a litigator at Cassiday Schade & Gloor from 2001 to 2003. Ms. Stalmack holds a Bachelor of Science degree from Miami University in Oxford, Ohio, and Juris Doctor from Loyola University Chicago School of Law. Ms. Stalmack is admitted to practice law in Illinois, Colorado and Georgia.

ModivCare™	19	2021 Proxy Statement

Proposal 1: Election of Directors	Table of Contents

Kenneth W. Wilson

Title: Chief Operating Officer          Age: 58

Has served as Chief Operating Officer since May 2020. Mr. Wilson has more than three decades of executive leadership experience in the healthcare industry, encompassing a range of senior operational, managerial, and commercial roles. Before joining ModivCare, Mr. Wilson served as Chief Commercial Officer, Healthcare at Sodexo, a provider of quality of life services, since 2017. Prior to that, Mr. Wilson held the President and Chief Operating Officer role at Hanger, Southern Prosthetic Supply, the world’s largest distributor of orthotic and prosthetic products and services, from 2012 to 2017. He also held leadership roles of increasing responsibility at Cardinal Health, concluding with Senior Vice President and General Manager, Ambulatory Care from 2004 to 2012 and was Head of National Account and Health Systems at Allegiance Healthcare Corporation (acquired by Cardinal Health) from 1997 to 2004. Mr. Wilson began his career at Baxter Healthcare and served in increasingly prominent sales leadership positions during his 10 years of tenure. Mr. Wilson received a bachelor’s degree in Economics and Social Science from Davidson College.

ModivCare™	20	2021 Proxy Statement

Corporate Governance

BOARD LEADERSHIP STRUCTURE	The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

The Board has determined to separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board between two individuals. The Board believes this leadership structure is appropriate because it strengthens the Board’s independence and enables the CEO to focus on the management of our business.

INDEPENDENCE OF THE BOARD	The Board believes that independence depends not only on our directors’ individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under our corporate governance guidelines, the Board, with the assistance of legal counsel and the Nominating and Governance Committee, uses the current standards for “independence” established by NASDAQ to evaluate any material relationship a director may have with the Company to determine director independence. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group (other than as a director of ModivCare or one of our consolidated subsidiaries). Any relationship that falls below a threshold set forth by the standards for “independence” established by NASDAQ and our corporate governance guidelines, or is not required to be disclosed under applicable SEC rules, is automatically deemed to be an immaterial relationship. Our Board has affirmatively determined that Mr. Carter, Mr. Coulter, Dr. Graham, Mr. Kerley, Ms. Norwalk, Ms. Saal, Mr. Samant and Mr. Wright are independent directors.

THE BOARD’S ROLE IN RISK OVERSIGHT	The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Governance Committee manages risks associated with the independence of the Board,

ModivCare™	21	2021 Proxy Statement

Corporate Governance	Table of Contents

potential conflicts of interest as well as legal and regulatory compliance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. In addition, members of senior management regularly provide reports to the Board about their respective areas of responsibility and any related risks. These reports include actions taken by senior management to monitor and control such risks.

COMPENSATION RISKS	Prudent risk management is necessary to deliver long-term, sustainable stockholder value. The Compensation Committee believes that the Company’s executive compensation program supports the objectives described below without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Compensation Committee considered in particular the following attributes and risk mitigation features of our compensation program:

	•	our program’s emphasis on long-term, equity-based compensation discourages risk-taking that produces short-term results at the expense of building long-term stockholder value;

	•	the maximum payout levels for bonuses and equity-based compensation are capped by the Compensation Committee;

	•	the Compensation Committee can exercise negative discretion to reduce annual cash incentive compensation payments;

	•	the Compensation Committee uses an independent compensation consultant that performs no other services for the Company, except at the direction of the Compensation Committee;

	•	the Compensation Committee has the authority to make retroactive adjustments to incentive compensation pursuant to the Company’s clawback policy; and

	•	the Compensation Committee reviews, in consultation with the Company’s outside compensation advisors, data contained in our peers’ proxy filings, to arrive at a compensation program that is consistent with our peers and aligns with the interests of the Company’s stockholders.

COMMUNICATION WITH THE BOARD	Stockholders may communicate with the Board as a whole, the non-management directors or any individual director, by sending a letter to ModivCare Inc., c/o Corporate Secretary, 4700 South Syracuse Street, 4th Floor, Denver, CO 80237 (or, after June 1, 2021, c/o Corporate Secretary, 6900 Layton Avenue, 12th Floor, Denver, CO 80237). In the letter, the stockholder must identify him or herself as a stockholder of ModivCare. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to the Board as a whole. Depending on the subject matter, the Corporate Secretary will either (i) promptly forward to the Chairperson of the Audit Committee and the General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Corporate Secretary to be potentially

ModivCare™	22	2021 Proxy Statement

Corporate Governance	Table of Contents

material to the Company or (ii) not forward to the Board, any committee or any director, any communications of a personal nature or not related to the duties of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Corporate Secretary to be immaterial to the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES	During fiscal year 2020, the Board held 35 meetings, 8 of which related to the consideration and negotiation of a transaction with Coliseum Capital Partners, L.P. and certain funds and accounts managed by Coliseum Capital Management, LLC (collectively “Coliseum”) related to the Company’s convertible preferred stock owned by Coliseum and with respect to which Messrs. Shackelton, Carter, and Coulter recused themselves because of the conflict of interest resulting from their relationships with Coliseum. In addition, during fiscal year 2020, the Audit Committee held 8 meetings, the Compensation Committee held 5 meetings, and the Nominating and Governance Committee held 4 meetings. During fiscal year 2020, all directors attended at least 75% of the aggregate of the meetings of our Board and of the Committees on which each director served, other than Messrs. Shackelton and Coulter. Each of Messrs. Shackelton and Coulter attended more than 75% of all of the Board meetings that were held that did not relate to the transaction involving the Company’s convertible preferred stock.

Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during fiscal year 2020. Additionally, the independent members of the Board met in executive session regularly without the presence of management.

The Board has an internal policy that all of the directors should attend (either telephonically or in person) the annual meeting of stockholders, absent exceptional cause. All of the directors who were directors at the time of the meeting attended the 2020 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS	The Board has three separately designated standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each as described below. The Audit, Compensation, and Nominating and Governance Committees are each governed by a written charter approved by the Board. A copy of each committee’s charter is available on our website at www.modivcare.com/governance. ModivCare intends to disclose any amendments to these charters required by the SEC or listing standards of NASDAQ at the same location on our website. The information contained on our website is not part of, and is not incorporated by reference in, this Proxy Statement or any other report we file with or furnish to the SEC.

ModivCare™	23	2021 Proxy Statement

Corporate Governance	Table of Contents

Audit Committee	The Audit Committee currently consists of Mr. Kerley (Chairperson), Ms. Norwalk and Mr. Wright.

The primary function of our Audit Committee is to assist our Board in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including review of our financial reports and other financial information, our system of internal accounting controls, the qualifications and independence of our independent auditors, the performance of our internal audit staff and independent auditors, and, together with our Nominating and Governance Committee, our compliance with legal and regulatory requirements. Our Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate our independent auditors and to approve all engagement fees and terms for our independent auditors.

The Board has determined that each member of the Audit Committee is independent as defined by the applicable NASDAQ listing standards and applicable SEC rules. The Board has determined that Mr. Kerley is an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee	The Compensation Committee currently consists of Mr. Kerley (Chairperson), Mr. Carter and Mr. Coulter.

The primary function of our Compensation Committee is to assist our Board in discharging its responsibilities relating to compensation of our executives. These responsibilities include reviewing our general compensation philosophy for executive officers, overseeing the development and implementation of compensation programs for executive officers and reviewing compensation levels, including incentive and equity-based compensation, for executive officers, all other employees, directors and Board committee members. Our Compensation Committee determines and approves compensation for our executive officers and administers our incentive and equity-based compensation plans. In doing so, it considers recommendations made by our CEO meeting in executive session with the Compensation Committee. Our Compensation Committee also reviews, and makes recommendations to the Board regarding, the compensation of our CEO. Under its charter, the Compensation Committee may, in its discretion, form and delegate all or a portion of its authority, duties and responsibilities to one or more subcommittees or to an officer of the Company (so long as such officer does not decide his or her own compensation).

In 2020, the Compensation Committee engaged an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), a nationally recognized consulting firm, to review the executive compensation programs (including executive pay levels) and assist in structuring short-term and long-term incentive programs for executive

ModivCare™	24	2021 Proxy Statement

Corporate Governance	Table of Contents

and operational management. Meridian reports directly and solely to the Compensation Committee. Meridian does not provide any other services to the Company, except at the direction of the Compensation Committee. The Compensation Committee assessed the independence of Meridian pursuant to the applicable rules and concluded that Meridian’s work did not raise any conflict of interest that would prevent it from independently representing the Compensation Committee.

The Board has determined that each member of the Compensation Committee is independent as defined in applicable NASDAQ listing standards.

	Nominating & Governance Committee	The Nominating and Governance Committee currently consists of Ms. Norwalk (Chairperson), Mr. Coulter and Mr. Wright.

The primary functions of our Nominating and Governance Committee are to establish criteria for selecting new directors, identifying, screening and recruiting new directors, recommend to our Board a slate of director nominees for election at our next annual meeting of stockholders, monitor legal and regulatory compliance in coordination with our Audit Committee, and develop and recommend to our Board a set of corporate governance principles. In addition, the Committee is directed to assist the Board and management in furthering and promoting the Company’s commitment to diversity and inclusion. The Company’s corporate governance principles are set forth in our Corporate Governance Guidelines which can be found on our website at www.modivcare.com/governance and are available in print to any stockholder who requests a copy by writing to our Corporate Secretary.

The Board has determined that each member of the Nominating and Governance Committee is independent as defined in applicable NASDAQ listing standards.

DIRECTOR NOMINATION PROCESS	Director Qualifications

Nominees for director are selected on the basis of outstanding achievement in their careers and other factors, including: board experience; education; whether they are independent under applicable NASDAQ listing standards and applicable SEC rules; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; industry experience; and willingness to devote adequate time to Board and committee duties. The proposed nominee should also be free of conflicts of interest that could prevent such nominee from acting in the best interest of ModivCare and our stockholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand ModivCare’s financial statements.

ModivCare™	25	2021 Proxy Statement

Corporate Governance	Table of Contents

Director Nominee Selection Process

In evaluating potential director nominees, including those identified by stockholders, for recommendation to our Board, our Nominating and Governance Committee seeks individuals with talent, ability and experience from a wide variety of backgrounds, and considers attributes such as race, ethnicity, gender, and cultural background when reviewing candidates for our Board and in assessing our Board’s overall composition, in an effort to provide a diverse spectrum of experience and expertise relevant to a diversified business enterprise such as ours. Although we have no minimum qualifications, a candidate should represent the interests of all stockholders, and not those of a special interest group, have a reputation for integrity and be willing to make a significant commitment to fulfilling the duties of a director.

Our Nominating and Governance Committee will screen and evaluate all recommended director nominees based on the criteria set forth above, as well as other relevant considerations. Our Nominating and Governance Committee will retain full discretion in considering its nomination recommendations to our Board. In identifying, evaluating and nominating individuals to serve as directors, our Board and its Nominating and Governance Committee do not rely on any preconceived guidelines or rules. Rather, our Board and its Nominating and Governance Committee believe that the Company is best served by directors with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes and who come from diverse backgrounds.

To become a nominee, an incumbent director must also submit an irrevocable resignation to the Board that is contingent upon (a) such director receiving more votes cast against the director’s election than for the director’s election in the uncontested election, and (b) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. The incumbent director must also complete and submit a questionnaire with respect to his or her background and execute a written representation and agreement (the “Director/Prospective Director Agreement”).

The Director/Prospective Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements and represent that the director or nominee, if elected, would be in compliance with all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of the Company, and also provides for the immediate resignation of a director if such person is found by a court of competent jurisdiction to have breached the Director/Prospective Director Agreement in any material respect.

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for director candidates. Director candidates recommended by stockholders are given the same consideration as candidates suggested by directors and executive officers. The Nominating and Governance Committee has the sole authority to select, or to recommend to the Board, the nominees to be considered for election as a director.

ModivCare™	26	2021 Proxy Statement

Corporate Governance	Table of Contents

The officer presiding over the annual meeting of stockholders, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the procedures outlined in this Proxy Statement and ModivCare’s Bylaws. Under ModivCare’s Bylaws, a stockholder who desires to nominate directors for election at an annual meeting of stockholders must comply with the procedures summarized below. Interested stockholders may review ModivCare’s Bylaws, at no cost, on the SEC’s website, www.sec.gov, as Exhibit 3.4 to ModivCare’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, or by submitting a written request directed to the Company’s Corporate Secretary at the address given in the paragraph below.

Stockholder Nominations

According to ModivCare’s Bylaws, nominations by stockholders for directors to be elected at a meeting of stockholders which have not previously been approved by the Board must be submitted to our Corporate Secretary in writing, either by personal delivery, nationally recognized express mail or United States mail, postage prepaid, at 4700 South Syracuse Street, 4th Floor, Denver, CO 80237, not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 60th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 60th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company.

Each notice of nomination is required to set forth, as to each person whom the stockholder proposes to nominate for election or reelection as a director:

•	The name, age, business address and residence address of such person;

•	The principal occupation and employment of such person;

•	The class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

•	Such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	All information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder;

ModivCare™	27	2021 Proxy Statement

Corporate Governance	Table of Contents

•	A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person (as defined below), on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant. A “Stockholder Associated Person” is, with respect to any stockholder, (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of Common Stock of the Company owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person; and

•	A questionnaire regarding his or her background and an executed Director/Prospective Director Agreement.

As to the stockholder giving the notice:

•	The name and record address, as they appear on the Company’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person;

•	(a) the class, series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (b) any derivative instrument (as defined in the Bylaws) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Company, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Company, (d) any short interest (as defined in the Bylaws) indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (e) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, (f) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing

ModivCare™	28	2021 Proxy Statement

Corporate Governance	Table of Contents

the same household (which information, in each case, must be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

•	A description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such stockholder;

•	Any material interest of such stockholder or any Stockholder Associated Person in the election of such nominee, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom;

•	A representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the person and/or (2) otherwise to solicit proxies in support of the election of such person;

•	A representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, that such stockholder intends to appear in person, or by proxy, at the meeting to nominate the person or persons named in the notice;

•	Whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and

•	Any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

In the event that a special meeting of stockholders is called for the election of directors, a stockholder’s nomination must be delivered to the Company not earlier than the close of business on the 120th calendar day prior to the date of the special meeting and not later than the close of business on the later of the 60th calendar day prior to the date of the special meeting, or, if the first public disclosure made by the Company of the date of the special meeting is less than 70 days prior to the date of the special meeting, not later than the 10th calendar day following the day on which public disclosure is first made of the date of the special meeting. The stockholder submitting a notice of nomination with respect to the election of directors at a special meeting must include, in its timely notice, the same information as set forth above.

ModivCare™	29	2021 Proxy Statement

Corporate Governance	Table of Contents

A majority of the Board may reject any nomination by a stockholder not timely made or otherwise not made in accordance with the terms of the Company’s Bylaws. If a majority of the Board reasonably determines that the information provided in a stockholder’s notice does not satisfy the informational requirements in any material respect, the Corporate Secretary will promptly notify such stockholder of the deficiency in writing. The stockholder will then have an opportunity to cure the deficiency by providing additional information to the Corporate Secretary within such period of time, not to exceed ten (10) days from the date such deficiency notice is given to the stockholder, as a majority of the Board reasonably determines. If the deficiency is not cured within such period, or if a majority of the Board reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements in any material respect, then a majority of the Board may reject such stockholder’s nomination.

COMPENSATION OF NON-EMPLOYEE DIRECTORS	In assessing compensation elements and making compensation decisions with respect to our non-employee directors, the Compensation Committee engaged Meridian in 2020 to provide independent advice and recommendations. The non-employee director compensation program (as described below) was approved in 2017, and no changes have been made to the program since that time. The Compensation Committee also relies on information about the director compensation practices of a peer group of companies of similar size to the Company in related industries (see the information under the caption “Executive Compensation—Discussion and Analysis—Approach for Developing the Executive Compensation Program” below), as well as its own judgment and prior experience, in determining director compensation.

As compensation for their service as directors of the Company in 2020 (and consistent with the program approved in April 2017), each non-employee member of the Board received an $85,000 annual cash retainer. For service as committee chairs, the Chairperson of the Audit Committee received an additional retainer of $35,000 and the Chairpersons of the Compensation Committee and Nominating and Governance Committee each received an additional retainer of $20,000. For service as Chairman of the Board, the Chairman of the Board received an additional retainer of $35,000. Members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committees (other than the Chairpersons) received an additional retainer of $15,000, $7,500 and $7,500, respectively. Payment of the retainers were made on a monthly basis in advance of each month of service. The Company’s target value of the equity retainer for non-employee members of the Board in 2020 was $130,000, based on the closing stock price of the Company’s stock on the grant date. Except for certain expense reimbursements noted below, no additional payments were made to non-employee members for participating in Board and committee meetings. Beginning in December 2016, non-employee members of the Board were offered the opportunity (as approved by the Board) to elect to receive unrestricted shares of Common Stock in lieu of cash compensation. Mr. Coulter and Mr. Wright elected to receive 100% and 50%,

ModivCare™	30	2021 Proxy Statement

Corporate Governance	Table of Contents

respectively, of their 2020 director cash compensation in the form of unrestricted shares of Common Stock.

On February 13, 2020, Mr. Carter, Mr. Coulter, Mr. Kerley, Ms. Norwalk and Mr. Wright were each awarded 1,952 restricted share awards under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) for their annual equity award. On February 13, 2020, Coliseum Capital Partners, L.P. was granted 1,952 stock equivalent units in lieu of an award to Christopher Shackelton. All awards vest on the first anniversary of the grant date.

On February 10, 2021, Mr. Carter, Mr. Coulter, Mr. Kerley, Ms. Norwalk and Mr. Wright were each awarded 725 restricted share awards under the 2006 Plan for their annual equity award. On February 10, 2021, Coliseum Capital Partners, L.P. was granted 725 stock equivalent units in lieu of an award to Christopher Shackelton. All awards vest on the first anniversary of the grant date.

On April 28, 2021, Dr. Graham, Ms. Saal and Mr. Samant were each awarded 649 restricted share awards under the 2006 Plan for their prorated annual equity award.

Non-employee directors are also reimbursed for reasonable expenses incurred in connection with attending meetings of the Board and meetings of Board committees.

The following table shows for the fiscal year ended December 31, 2020, information with respect to the compensation of our non-employee directors:

2020 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Todd J. Carter	92,500	135,039	227,539
David A. Coulter	100,000	135,039	235,039
Richard A. Kerley*	140,000	135,039	275,039
Leslie V. Norwalk*	120,000	135,039	255,039
Christopher S. Shackleton†(4)	120,000	135,039	255,039
Frank J. Wright	107,500	135,039	242,539

†	Denotes Board Chair at December 31, 2020
*	Denotes Committee Chair at December 31, 2020
(1)	Dr. Graham, Ms. Saal and Mr. Samant were each appointed to the Board after December 31, 2020, and, therefore, are not included in the 2020 Director Compensation Table.
(2)	Mr. Coulter elected to receive 100% of his 2020 cash compensation in the form of unrestricted shares of Common Stock. Mr. Wright elected to receive 50% of his 2020 cash compensation in the form of unrestricted shares of Common Stock.
(3)	Represents the aggregate grant date fair value of the stock and stock equivalent units granted in fiscal year 2020. The aggregate grant date fair value of the restricted shares was computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-Compensation-Stock Compensation (“ASC 718”). For a discussion of valuation assumptions, see Note 16, Stock-Based Compensation and Similar Arrangements, of our 2020 Annual Report.

ModivCare™	31	2021 Proxy Statement

Corporate Governance	Table of Contents

The aggregate number of unvested stock awards outstanding for each non-employee director as of December 31, 2020 is shown below:

Name	Unvested Restricted Stock Awards
Todd J. Carter	3,862
David A. Coulter	3,862
Richard A. Kerley	3,862
Leslie V. Norwalk	3,862
Frank J. Wright	3,862

The aggregate number of unvested stock equivalent units outstanding for each non-employee director as of December 31, 2020 is shown below:

Name	Unvested Stock Equivalent Units
Christopher S. Shackelton(4)	3,862

(4)	All of Christopher Shackelton’s compensation for service on the Board inures to the benefit of CCP pursuant to this entity’s policy regarding Christopher Shackelton’s service on the board of companies in which it has an equity interest. CCP also holds previously granted stock option equivalent units in respect of Christopher Shackelton’s services with respect to the acquisitions of Ingeus UK Holdings Limited and CCHN Group Holdings, Inc. (referred to as “Matrix Medical Network”), 200,000 of which were vested as of December 31, 2020, with an exercise price of $43.81.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS	Pursuant to our stock ownership guidelines, our non-employee directors were expected to own shares of our Common Stock with a value equal to three times their annual retainer (excluding compensation for board or committee chair, committee member or lead director positions held). In 2020, the Board revised the stock ownership guidelines to increase the required holdings from three times the annual retainer to five times the annual retainer. Because Christopher Shackelton assigns all of his Board compensation to CCP as described above, he is excluded from these stock ownership guidelines.

The following counts towards meeting the required holding level:

	•	Shares held directly or indirectly;

	•	Any vested restricted shares or RSUs held under our annual equity-based compensation program;

	•	Any unvested time-based restricted shares or RSUs held under our annual equity-based compensation program (calculated on an assumed net after-tax basis); and

	•	Shares owned jointly with or in trust for, immediate family members residing in the same household

Non-employee directors are not permitted to sell compensatory shares of our Common Stock until they have reached the required holding level, except if such sale is effected

ModivCare™	32	2021 Proxy Statement

Corporate Governance	Table of Contents

to satisfy tax obligations or to pay the exercise price of options. This holding requirement does not apply to shares purchased by a non-employee director in the market or from the Company for cash unless acquired by exercise of a compensatory option. In the event a non-employee director does not achieve his or her holding level set forth above and sells shares of our Common Stock in violation of the stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances. All of our non-employee directors were in compliance with our revised stock ownership guidelines as of December 31, 2020, with the exception of Dr. Graham, Ms. Saal and Mr. Samant, who were not directors at that time.

DELINQUENT SECTION 16(A) REPORTS	Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of ModivCare.

To the Company’s knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and individuals who are greater than 10% beneficial stockholders of ModivCare complied with applicable Section 16(a) requirements during the fiscal year ended December 31, 2020, except that one Form 4 reporting two transactions for Mr. Kenneth Wilson was filed late on May 8, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy Regarding Certain Relationships and Related Party Transactions

Pursuant to its written charter, the Audit Committee has adopted a Related Person Transaction Policy that, subject to certain exceptions, requires the Audit Committee (or the chair of the Audit Committee in certain instances) to review and either ratify, approve or disapprove all “transactions” with “related persons,” which have the meanings given to such terms in Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

In determining whether to approve or ratify a transaction with a related person under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the transaction and take into account factors such as the related person’s relationship to the Company and interest in the transaction (direct or indirect), the terms of the transaction and the benefits to the Company of the transaction. No director is to participate in the approval of a related person transaction for which he or she is a related person or otherwise has a direct or indirect interest.

The Audit Committee reviews and assesses ongoing related person transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated.

ModivCare™	33	2021 Proxy Statement

Corporate Governance	Table of Contents

Each year our directors and officers complete Directors’ and Officers’ Questionnaires, which, among other things, are designed to elicit information relating to transactions with the Company in which the officer or director or any immediate family member of such officer or director has a direct or indirect interest. We also make inquiries quarterly of officers and directors to identify any additional related person transactions that have arisen since the last inquiry as a means to ensure all potential transactions subject to the policy are captured. These questionnaires are reviewed by our General Counsel and any such transactions or other related person transactions are brought to the attention of the Audit Committee as appropriate.

Indemnification Agreement

On May 9, 2018, the Company entered into a registration indemnification agreement with each of the Coliseum Stockholders, pursuant to which the Company agreed to indemnify the Coliseum Stockholders, and the Coliseum Stockholders agreed to indemnify the Company, against certain matters relating to the registration of the Coliseum Stockholders’ securities for resale under the Securities Act.

Additional information with respect to related party transactions with the Coliseum Stockholders is provided in our Annual Report on Form 10-K for the year ended Dec. 31, 2020 (Note 23, Transactions with Related Parties).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	The Compensation Committee consists of Mr. Kerley (Chairperson), Mr. Carter and Mr. Coulter. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2020 was a current or former officer or employee of ModivCare, or engaged in any transactions with us which was required to be disclosed by regulations of the SEC. None of ModivCare’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of our Board or as a member of our Board’s Compensation Committee.

ModivCare™	34	2021 Proxy Statement

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS	Introduction

This Compensation Discussion and Analysis explains the executive compensation program for the following individuals, who are referred to as the named executive officers (“NEOs”):
Daniel E. Greenleaf – President and Chief Executive Officer
John McMahon – Chief Accounting Officer*
Kathryn Stalmack – Senior Vice President, General Counsel & Corporate Secretary
Kenneth W. Wilson – Chief Operating Officer*
Kevin M. Dotts – Former Chief Financial Officer*
Suzanne G. Smith – Former Chief Accounting Officer*
* Mr. McMahon has served as Chief Accounting Officer since August 12, 2020. Mr. Wilson has served as Chief Operating Officer since May 4, 2020. Mr. Dotts’ service as Chief Financial Officer ceased effective February 26, 2021. Ms. Smith’s service as Chief Accounting Officer ceased effective August 12, 2020.

Executive Summary

ModivCare Inc. is a technology-enabled, healthcare services company, which provides a suite of integrated supportive care solutions for public and private payors and their patients. Its value-based solutions address the Social Determinants of Health, enable greater access to care, reduce costs, and improve outcomes. ModivCare is a leading provider of non-emergency medical transportation, or NEMT, personal and home care, and nutritional meal delivery. Our technology-enabled operating model includes NEMT core competencies in risk underwriting, contact center management, network credentialing, claims management and non-emergency medical transport management. The Company also partners with communities throughout the country, providing food-insecure individuals delivery of nutritional meals. Additionally, its personal and home care services include placements of non-medical personal care assistants, home health aides and skilled nurses primarily to Medicaid patient populations in need of care monitoring and assistance performing daily living activities in the home setting, including senior citizens and disabled adults.

ModivCare’s solutions help health plans manage risks, close care gaps, reduce costs, and connect members to care. With the combination of its historical NEMT business with its in-home personal care business that was operated by Simplura prior to November 2020, ModivCare has united two complementary healthcare companies that serve similar, highly vulnerable patient populations. Collectively, ModivCare is positioned to remove the barriers of health inequities and address the SDoH.

ModivCare™	35	2021 Proxy Statement

Executive Compensation	Table of Contents

Beginning in 2020, the Company embarked on a transformation of its business and technology that had positive impacts on our clients, transportation providers and members, as detailed below.

Some of these transformational efforts include:

20+ years	The Board hired in December 2019 Dan Greenleaf, an industry veteran with over 20-years of experience in the healthcare industry, to lead this transformation
We enhanced our senior leadership, resulting in a diverse team with a track record of operational excellence, including our Chief Operating Officer, Chief Human Resource Officer, Chief Technology Officer, General Counsel, Chief Accounting Officer and Chief Compliance Officer
We acquired Simplura, a personal home health company, providing a new platform for growth in personal care and expanding our impact on key social determinants of health, or SDoH
Management launched a six-pillar strategy to drive transformational growth
We advanced key technology and center of excellence optimization initiatives, including a new front-end member technology platform intended to leverage rider benefits on the front-end with all payor benefits, including reporting, on the back-end
We eliminated our previously outstanding shares of convertible preferred stock from our capital structure
2021	We positioned the Company for a successful rebranding in 2021, defining our new Purpose, Vision and Values

The efforts of this diverse and inclusive leadership team resulted in a significant change in the financial results and market value of ModivCare, as demonstrated below.

* Adjusted EBITDA is a financial measure that is not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. A reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, its most directly comparable GAAP financial measure, is provided in Appendix A to this Proxy Statement.

ModivCare™	36	2021 Proxy Statement

Executive Compensation	Table of Contents

ModivCare executive compensation practices are designed specifically to meet four key objectives:

1.	Align the interests of our leaders with those of our investors by offering compensation based on both long-term and annual business results and delivering a large portion of the total pay opportunity in ModivCare equity
2.	Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time
3.	Attract and retain highly qualified strategic senior leaders needed to drive a healthcare services enterprise to succeed in today’s highly competitive marketplace
4.	Motivate our leaders to deliver a high degree of business performance without encouraging excessive risk taking

Our Compensation Committee uses balanced compensation practices to ensure that there is alignment in pay for performance for our executives.

What we do:	What we do not do:
Emphasize pay for performance	Provide tax gross-ups on executive perquisites
Maintain a clawback policy that covers both cash and equity compensation and addresses reputational and financial risk as well as risk management failures	“Single-trigger” accelerated vesting of equity-based compensation
Use an independent compensation consultant	Short-sell or hedge Company securities
Limit the number and amount of executive perquisites	Excessive perquisites
Maintain robust stock ownership guidelines applicable to all of our executive officers and directors, which were increased in 2020	Trade in Company securities during black-out periods, except under limited circumstances, including Rule 10b5-1 trading plans
Provide a significant portion of officer compensation in variable at-risk pay elements	Reprice stock options without shareholder approval
Conduct competitive benchmarking to understand market-typical officer pay levels and practices	Excise tax “gross ups” upon change in control

ModivCare™	37	2021 Proxy Statement

Executive Compensation	Table of Contents

The elements of our performance-based compensation program are as follows:

Component of Performance-Based Compensation	Description of Program
Annual Incentive Program (the “AIP”)	The AIP is designed to provide financial incentive to the executives to reward them for achieving specific strategic, organizational, financial and individual goals that are intended to improve stockholder value.
Long-Term Incentive Program (the “LTI”)	The LTI is designed to align the eligible executives’ interests with our stockholders’ interests in achieving increases in our stock value and provides for the grant to eligible NEOs of a combination, depending on the executive, of stock options, restricted stock units (RSUs) and restricted share awards.

AIP Determinations

The AIP incentives in 2020 were weighted 50% based on the Company achieving improved Adjusted EBITDA targets in 2020, and 50% based on each executive achieving specific individual performance goals during 2020. Significantly, however, under the AIP in 2020, no payouts would be made unless Adjusted EBITDA was at least at the threshold level shown below, even if an NEO met his or her individual performance goals. The following table provides the Company’s 2020 financial results relative to the established thresholds and targets:

Adjusted EBITDA*	Threshold	Target	Maximum	2020 Actual
Company Results	$62.1 million	$73.1 million	$97.1 million	$169.3 million*
Payout%	50%	100%	200%	200%

*	Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, its most directly comparable GAAP financial measure, is provided in Appendix A to this Proxy Statement.

Based on the Company’s performance, the bonus pool was fully funded for 2020 at the 200% payout level, and each named executive officer became eligible to receive a payout of up to 200% of their target bonus, depending on their individual performance.

LTI Determinations

Equity awards were granted under the LTI in 2020 to Mr. Greenleaf in accordance with the terms of his employment agreement and to each of Messrs. Wilson and McMahon as inducement grants in connection with their employment arrangements with the Company. The other named executive officers were not granted new equity awards in 2020 because these officers were each granted equity awards in late 2019.

ModivCare™	38	2021 Proxy Statement

Executive Compensation	Table of Contents

STOCKHOLDER SAY-ON-PAY AND COMPANY RESPONSE	In establishing and recommending 2020 compensation for the NEOs, the Compensation Committee considered the results of the Say-on-Pay vote at the 2020 annual meeting of stockholders. At that 2020 annual meeting, our stockholders approved our executive compensation for the 2020 fiscal year with approximately 98% of the votes cast in favor. Our Board recognizes that executive compensation is important to stockholders and takes this into account when reviewing the compensation program throughout the year. We believe that we have established a compensation plan that aligns the compensation paid to NEOs with value delivered to stockholders.

DISCUSSION AND ANALYSIS

Compensation Committee Philosophy

ModivCare has a philosophy that a significant portion of compensation should be earned based on performance. As a result, we believe that compensation programs offered to NEOs should support the achievement of our strategic and financial goals and creation of stockholder value over the long term. Accordingly, our guiding compensation principles for fiscal year 2020 focused on:

attracting, retaining and motivating highly qualified strategic senior leaders needed to drive a healthcare services enterprise to succeed in today’s highly competitive marketplace;	aligning the interests of our executives with those of our stockholders and motivating stockholder value creation by offering compensation based on both long-term and annual business results;

linking a meaningful portion of executive compensation to achievement of key financial, operational, and capital allocation performance goals to ensure sustained business performance over time; and	motivating our executives to fulfill a high degree of business performance without encouraging excessive risk taking.

ModivCare™	39	2021 Proxy Statement

Executive Compensation	Table of Contents

2020 COMPENSATION COMPONENTS	The specific components of the 2020 compensation program for NEOs were as follows:

Component	Description	Purpose

Base Salary	Fixed cash component established upon hire (and adjusted from time to time) based on overall skills and experience.	Provide competitive fixed compensation to attract and retain executive talent, reward individual performance, and address market competitiveness.
Annual Incentive Program (the “AIP”)	The AIP for our NEOs is based on Company financial and NEO individual performance metrics, as described further below.	Provide financial incentive to the executives to reward them for achieving specific strategic, organizational, financial and individual goals that are intended to improve stockholder value.
Long-Term Incentive Program (the “LTI”)

The LTI provides for the grant to the eligible NEOs of a combination, depending on the executive, of stock options, restricted stock units (RSUs) and restricted share awards.

Our stock options provide NEOs with the right to purchase Company stock after a specified date, at an exercise price equal to the closing market price on the grant date.

Our restricted share awards provide NEOs with a grant of Company common stock, subject to forfeiture rights in favor of the Company and other restrictions (including with respect to transferability) that are to be lifted on a specified date in the future. Holders of restricted share awards retain the right to receive dividends on the restricted shares, even if unvested, but do not have voting rights until the restricted shares vest.

Our restricted stock units provide NEOs with the right to receive shares of Company common stock on a specified date in the future after vesting occurs. RSUs retain the right to receive dividends on the underlying shares, however such dividends are not paid until the RSUs vest. RSUs do not provide voting rights.

Provide motivation to align the executives’ interests with our stockholders’ interests in achieving increases in our stock value. The combination of stock options and either restricted share awards or RSUs furthered the Compensation Committee’s objectives of directly aligning executive compensation with stockholder interests, with (1) the stock option component motivating performance through stock price appreciation (i.e., stock options have no value if stock price does not appreciate), and (2) the restricted share awards or RSUs providing incentives for long-term retention of key executives.
Benefits and Perquisites	We provide benefits generally available to all employees and we provide additional benefits for NEOs. Perquisites for NEOs relate to enhanced insurance and other noncash benefits. See the discussion below under the caption “—Benefits and Perquisites” for further detail.	Provide a competitive level of employee benefits; aids in attraction and retention of key executives.
Post-Termination Compensation	NEOs are eligible for payments post-termination, as specified below under the caption “—Potential Payments Upon Termination or Change in Control.”	Provide an appropriate level of payment in the event of a change in control or termination event in order to motivate executives to put the Company’s long-term objectives ahead of their own.
Other Policies	• Stock Ownership Guidelines • Clawback Policy • Anti-Hedging / Anti-Pledging Policy	Enhance alignment between executive and stockholder interests.

ModivCare™	40	2021 Proxy Statement

Executive Compensation	Table of Contents

APPROACH FOR DEVELOPING THE EXECUTIVE COMPENSATION PROGRAM	The compensation of our CEO is determined by the Compensation Committee, subject to the approval of the full Board excluding our CEO. Our CEO annually reviews the performance of each NEO, other than himself, relative to the annual performance goals established for the year. Our CEO then makes recommendations to the Compensation Committee with respect to all aspects of the compensation of the other NEOs who report directly to him, but the Compensation Committee has the final decision with respect to executive compensation. The Compensation Committee exercises discretion in modifying compensation recommendations relating to the other NEOs that were made by our CEO and approves all compensation decisions for such NEOs.

In 2020, the Compensation Committee engaged Meridian to assess the competitiveness of pay for the executive officers and provide independent advice and recommendations to the Compensation Committee regarding executive compensation. In order to avoid conflicts of interest, Meridian only does work for or authorized by the Compensation Committee. The Compensation Committee annually reviews Meridian’s independence as contemplated by the Compensation Committee’s charter and applicable NASDAQ rules, and determined in 2020 that there were no conflicts of interest.

We believe it is appropriate for NEO pay to be competitive with the market for comparable executives. To achieve this objective, we assess market data for a peer group of companies established by the Compensation Committee, with the assistance of its compensation consultant, from time to time. The peer group chosen for purposes of the 2020 compensation decisions is provided below. The group is composed of 12 health services related companies that were comparable to us in terms of business mix and size (e.g., revenue, EBITDA, and market capitalization) when it was chosen for 2020.

2020 Peer Group
Addus HomeCare Corporation	CorVel Corporation	LHC Group
Allscripts Healthcare Solutions, Inc.	Hanger, Inc.	Option Care Health, Inc.
American Renal Associates Holdings, Inc.	Ensign Group	National HealthCare Corporation
Capital Senior Living Corporation	HMS Holdings	Tivity Health

ModivCare™	41	2021 Proxy Statement

Executive Compensation	Table of Contents

In addition to comparative market data, the Compensation Committee takes into consideration other factors, including global economic conditions and an individual’s role, tenure, experience, skills and performance when making compensation decisions. In 2020, the Compensation Committee was particularly cognizant of the challenges imposed by the COVID-19 global pandemic. The Compensation Committee actively monitored the impact of COVID-19 on the Company’s business and employees and evaluated the need for any changes to the Company’s executive compensation programs, determining that no such changes were needed during 2020.

2020 EXECUTIVE COMPENSATION PROGRAM DECISIONS

The following decisions were made for fiscal year 2020 regarding each of these compensation components:

Base Salary

The Compensation Committee has periodically reviewed and set salaries for NEOs at levels intended to be competitive, as further discussed under the caption “—Approach for Developing the Executive Compensation Program,” and to provide the appropriate level of fixed compensation for each individual’s role at the Company. In determining the NEOs’ base salaries, the Compensation Committee has considered the internal pay comparisons within the executive group at the Company, individual performance, overall financial performance of the Company, and market data, as appropriate. Salaries for our NEOs were as follows:

Name	2020 ($)
Daniel E. Greenleaf	850,000
John McMahon	285,000
Kathryn Stalmack	375,000
Kenneth W. Wilson	500,000
Kevin M. Dotts	450,000
Suzanne G. Smith	285,000

(1)	Reflects base salaries for our NEOs as of December 31, 2020, except for Ms. Smith, who ceased being our Chief Accounting Officer effective August 12, 2020.

Annual Incentive Program

For fiscal year 2020, our AIP provided for a bonus opportunity based 50% on consolidated financial performance, measured by Adjusted EBITDA, and 50% on individual performance goals established by the Compensation Committee. Under the AIP, no payouts would be made unless Adjusted EBITDA was at least at the threshold level shown below, even if an NEO met his or her individual performance goals. In setting the target for fiscal year 2020, the Compensation Committee took into account, among other factors, the Company’s budget and projected performance for 2020.

ModivCare™	42	2021 Proxy Statement

Executive Compensation	Table of Contents

Named Executive Officer	Target Incentive Plan Opportunity as a % of Salary	Target Incentive Plan Opportunity Value ($)
Daniel E. Greenleaf	125%	1,062,500
John McMahon	40%	114,000
Kathryn Stalmack	75%	281,250
Kenneth W. Wilson	80%	400,000
Kevin M. Dotts	75%	337,500
Suzanne G. Smith	50%	142,500

Our 2020 Adjusted EBITDA threshold was $62.1 million, and the target was $73.1 million, as shown in the table below.

Adjusted EBITDA*	Threshold	Target	Maximum	2020 Actual
Company Results	$62.1 million	$73.1 million	$97.1 million	$169.3 million*
Payout%	50%	100%	200%	200%

*	Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, its most directly comparable GAAP financial measure, is provided in Appendix A to this Proxy Statement.

For fiscal year 2020, the Compensation Committee determined that on the basis of the Company’s financial results, the Company achieved its Adjusted EBITDA target at the 200% level. Therefore, for the AIP in 2020, participants were eligible to receive a payout of 200% of target for both (i) the portion of the AIP tied to financial performance and (ii) the portion of the AIP tied to individual performance.

With respect to the portion of the AIP that was tied to individual performance, the amount of the award for each executive was calculated as (A) 50% of the Target Incentive Plan Opportunity Value set forth above multiplied by (B) the total of: 200% multiplied by the percentage of individual performance objectives achieved. The CEO’s individual performance objectives included (i) restructuring the Company and the management team, (ii) improving the Company’s EBITDA margin as compared to 2019, and (iii) generating savings from contact center operations. For the other NEOs, performance objectives included, among other things:

•	Migrating a certain number of employees to work from home environment by year-end;
•	Achieving certain company-wide gross margin targets;
•	Reducing accounts receivables aging by year-end;
•	Achieving certain levels of procurement savings;
•	Rolling out the Company rebranding project by year-end; and
•	Spearheading certain federal legislative lobbying efforts.

ModivCare™	43	2021 Proxy Statement

Executive Compensation	Table of Contents

As a result of their respective performance, each of Messrs. Greenleaf, Wilson and McMahon and Ms. Stalmack was determined to have achieved 100% of his or her performance goals, and Mr. Dotts was determined to have achieved 81.25% of his performance goals. As a result, the NEOs that remained in their roles through the end of 2020 were awarded 200% of their total target bonuses, except that Mr. Dotts was awarded 181.25% of his target bonus. Ms. Smith, who departed the Company in November 2020, received 100% of her target bonus, prorated through her separation date, pursuant to the terms of her separation agreement.

Long-Term Incentives

In an effort to retain, motivate, and continue to align the Company’s executive officers’ interests with stockholders’ interests and stockholder value creation, the Compensation Committee grants long-term incentive awards under its LTI to the executive officers as deemed appropriate by the Compensation Committee from year to year or as required by contractual arrangements, as applicable. In 2020, the Compensation Committee determined that awards consisting of both (1) stock options, which align executives’ interests with stockholders’ interests given their inherent performance-based value tied to stock price appreciation, and (2) restricted share units, which have inherent retention value, were the best equity compensation mix to meet the Company’s long-term objectives.

In furtherance of the foregoing, Mr. Greenleaf received an award in February 2020 as mandated by his employment agreement that consisted of 50% stock options with an exercise price per share equal to the closing stock price of the underlying shares of common stock on the grant date and 50% RSUs. Each of Messrs. Wilson and McMahon also received inducement grants on May 4, 2020, and August 19, 2020, respectively, in connection with their respective appointments as Chief Operating Officer and Chief Accounting Officer. The other NEOs were not granted new equity awards in 2020 because these officers were each granted equity awards in late 2019. The Compensation Committee considered various factors in determining the value of the individual equity grants, including the individuals’ roles, performance, historical LTI grants, and market data.

The following table summarizes the equity grants made to the NEOs during 2020.

Named Executive Officer	Grant Date	Exercise Price of Stock Options ($)	Stock Options (# of underlying shares)	Restricted Stock Units
Daniel E. Greenleaf(1)	02/13/2020	69.18	45,119	12,287
John McMahon(2)	08/19/2020	95.08	2,719	749
Kathryn Stalmack	—	—	—	—
Kenneth W. Wilson(3)	05/04/2020	55.45	16,684	6,420
Kevin M. Dotts	—	—	—	—
Suzanne G. Smith	—	—	—	—

ModivCare™	44	2021 Proxy Statement

Executive Compensation	Table of Contents

(1)	The stock options and RSUs vest in 1/3 increments on February 13, 2021, February 13, 2022 and February 13, 2023, subject to Mr. Greenleaf’s continued employment through such dates.
(2)	Granted in connection with Mr. McMahon’s appointment as Chief Accounting Officer. The stock options and RSUs vest in 1/3 increments on August 19, 2021, August 19, 2022 and August 19, 2023, subject to continued employment through such dates.
(3)	Granted in connection with Mr. Wilson’s appointment as Chief Operating Officer. The stock options and RSUs vest in 1/3 increments on May 4, 2021, May 4, 2022 and May 4, 2023, subject to continued employment through such dates.

BENEFITS AND PERQUISITES

401(k) Plans

All NEOs are eligible to participate in our 401(k) Plan and to receive a Company match, subject to plan requirements and contribution limits established under the Internal Revenue Code of 1986, as amended (the “IRC”). In 2020, NEOs were eligible to receive established matching contributions under our 401(k) Plan up to (i) the lesser of 5% of the amount of the participant’s elective contributions and $400, plus (ii) a discretionary end-of-year additional matching contribution in an amount equal to three times the amount of the established matching contribution actually made by the Company. Beginning in February 2021, NEOs are eligible to receive matching contributions under our 401(k) Plan up to 4% of the amount of the participant’s elective contributions.

Other Benefits and Perquisites
During fiscal year 2020, our NEOs received, to varying degrees, a limited amount of other benefits, including certain group life, health, medical and other non-cash benefits generally available to all salaried employees. More detail on these benefits and perquisites may be found in the “Summary Compensation Table.”

OTHER COMPENSATION POLICIES

Stock Ownership Guidelines for NEOs

We believe that promoting stock ownership aligns the interests of our continuing NEOs with those of our stockholders and provides strong motivation to build stockholder value. In furtherance of these beliefs, we recently revised the stock ownership guidelines to increase the required ownership of the CEO and the other NEOs beginning in 2021. Under the new guidelines, continuing NEOs are expected to own shares of our Common Stock with a value equal to the following multiple of their respective base salaries:

Executive	Stock Ownership Guideline as a Multiple of Salary
CEO	5x annual base salary
Other NEOs	3x annual base salary

The following will count towards meeting the required holding level:

•	shares held directly or indirectly;

•	any vested restricted shares or RSUs received under our annual equity-based compensation program;

•	any unvested time-based restricted shares or RSUs received under our annual equity-based compensation program (calculated on an assumed net after-tax basis)

ModivCare™	45	2021 Proxy Statement

Executive Compensation	Table of Contents

	•	any in-the-money value of vested stock options; and
	•	shares owned jointly with, or in trust for, immediate family members residing in the same household.

Continuing NEOs are required to hold all compensatory shares of our Common Stock until they have reached the required holding level described above. This holding requirement does not apply to shares purchased by an NEO in the market or from the Company for cash unless acquired by exercise of a compensatory option. In the event an NEO does not achieve his or her holding level set forth above and sells shares of our Common Stock in violation of the Company’s stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances. Given that Mr. McMahon and Mr. Wilson joined the Company in 2020, and Mr. Greenleaf and Ms. Stalmack joined the Company in 2019, none of them met these guidelines at December 31, 2020. The Company expects, however, that these executives will meet the guidelines over the next three to five years. Since Mr. Dotts and Ms. Smith are no longer employees of the Company, this requirement is no longer applicable to them.

Clawback

It is the Board’s policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any excess cash or equity-based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Any such incentive compensation received within the three fiscal years prior to the restatement is subject to retroactive adjustment. The Company may seek cash repayment from the executive, offset compensation due to the executive by the amount subject to retroactive adjustment or cancel the executive’s outstanding awards. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive.

Anti-hedging/anti-pledging

We have a policy that prohibits employees, executive officers and the Board from engaging in any hedging or monetization transactions, or other financial arrangements that establish a short position in our Common Stock or otherwise are designed to hedge or offset a decrease in market value. In addition, we have a policy that prohibits our employees, executive officers and the Board from pledging our Common Stock as collateral for a loan or for a margin account.

CHANGE IN CONTROL, SEVERANCE ARRANGEMENTS AND SEVERANCE PAYMENTS	During fiscal year 2020, we had either employment agreements or employment offer letters with each of our NEOs. The employment agreements with Mr. Greenleaf, Ms. Stalmack and Mr. Dotts, and the employment letters with Mr. McMahon, Mr. Wilson and Ms. Smith provided for a severance payment upon the termination of employment under certain circumstances and for a payment upon a change in control as described below under “—Employment Agreements and Offer Letters with the Named Executive Officers” and “—Potential Payments Upon Termination or Change in Control.”

ModivCare™	46	2021 Proxy Statement

Executive Compensation	Table of Contents

IMPACT OF TAX TREATMENT ON COMPENSATION	The Compensation Committee endeavors to structure compensation so that we may take a tax deduction, but it does not have a policy requiring that all compensation must be deductible and it may, from time to time, authorize compensation that is not tax deductible, including where it deems appropriate or necessary in order to ensure competitive levels of total compensation for our NEOs and where doing so would be in the best interests of the Company. For taxable years beginning after 2017, Section 162(m) of the IRC generally disallows tax deductions for annual compensation in excess of $1.0 million paid to our NEOs.

Other provisions of the IRC can also affect compensation decisions. Section 409A of the IRC, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% additional tax and an interest penalty, on a recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and strives to structure its compensation plans to meet these requirements.

Section 280G of the IRC disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation (an “excess parachute payment”) and Section 4999 of the IRC imposes a 20% excise tax on those payments. The Compensation Committee also takes the provisions of Sections 280G and 4999 into account in structuring compensation, endeavoring to enable the Company to take a tax deduction and executives to avoid the excise tax. For example, employment agreements with certain of our NEOs contain provisions reducing parachute payments to an amount that will not constitute an excess parachute payment in certain circumstances.

COMPENSATION COMMITTEE REPORT	The Compensation Committee operates under a written charter and is comprised entirely of directors meeting the independence requirements of NASDAQ listing rules. The Board established this committee to discharge the Board’s responsibilities relating to compensation of our CEO and each of our other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies, and benefit programs as they affect the CEO and other executive officers.

The Compensation Committee has reviewed and discussed with ModivCare’s management the preceding section entitled “Compensation Discussion and Analysis.” Based on this review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2020 Annual Report through filing of this Proxy Statement.

Compensation Committee
Richard A. Kerley (Chairperson)	Todd J. Carter	David A. Coulter

ModivCare™	47	2021 Proxy Statement

Executive Compensation	Table of Contents

SUMMARY COMPENSATION TABLE	The following table sets forth certain information with respect to compensation paid by us for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2020, 2019 and 2018 to our NEOs, which group is composed of (1) each person who served as our CEO during fiscal year 2020, (2) each person who served as our CFO during fiscal year 2020, (3) each of our three other most highly compensated executive officers who were employed by us on December 31, 2020, and (4) one other former executive officer who would have been included as one of the three most highly compensated executive officers if such person had remained employed by us through December 31, 2020:

Name	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Daniel E.	2020	850,000	—	850,015	849,630	2,125,000	16,494	4,691,139
Greenleaf	2019	32,692	—	1,191,162	1,955,559	—	—	3,179,413
President and Chief Executive Officer
John McMahon(6)	2020	104,135	—	71,215	71,238	87,836	8,145	342,569
Chief Information Officer
Kathryn Stalmack	2020	375,000	100,000	—	—	562,500	21,550	1,059,050
Senior Vice President, General Counsel and Corporate Secretary	2019	132,692	—	343,743	220,721	—	8,399	705,556
Kenneth W. Wilson(7)	2020	321,154	115,000	356,044	250,007	526,776	16,441	1,585,422
Chief Operating Officer
Kevin M. Dotts(8)	2020	450,000	—	—	—	611,719	20,379	1,082,098
Former Chief	2019	456,346	—	154,690	364,204	—	24,281	999,521
Financial Officer	2018	118,462	50,000	—	372,445	50,000	5,566	596,473
Suzanne G. Smith(9)	2020	268,904	—	—	—	127,753	160,434	557,091
Former Chief Accounting Officer	2019	243,346	15,000	106,853	140,602	—	12,420	518,221

(1)	Includes discretionary bonuses and sign-on bonuses, as applicable.
(2)	The compensation included in this column represents the aggregate grant date fair value of the equity awards granted during the year indicated. For additional information on the valuation assumptions with respect to the expense, refer to Note 16 of the Company’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC. The amounts do not necessarily reflect the actual value received by the executive, which may be more or less than the amount shown or zero.
(3)	This column shows the aggregate grant date fair value of the stock option awards granted. The grant date fair values have been determined based on the assumptions set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 (Note 16, Stock-Based Compensation and Similar Arrangements), calculated in accordance with FASB ASC Topic 718.

ModivCare™	48	2021 Proxy Statement

Executive Compensation	Table of Contents

(4)	Includes annual incentive bonuses earned for the year indicated, but paid in March of the following year.
(5)	We provide the NEOs with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are included in this column. For fiscal year 2020, the amounts in this column include the following:

Name	Health, Dental, Life and Disability Insurance Premiums ($)	Matching Contributions under Retirement Savings Plans ($)
Daniel E. Greenleaf	14,894	1600
John McMahon	7,794	351
Kathryn Stalmack	19,950	1600
Kenneth W. Wilson	14,841	1600
Kevin M. Dotts	18,779	1600
Suzanne G. Smith	12,534	400

(6)	Mr. McMahon has served as Chief Accounting Officer since August 12, 2020.
(7)	Mr. Wilson has served as Chief Operating Officer since May 4, 2020.
(8)	Mr. Dotts served as Chief Financial Officer throughout 2020, with his resignation effective February 26, 2021.
(9)	Ms. Smith served as Chief Accounting Officer from March 1, 2019 until August 12, 2020. Ms. Smith remained with the Company in a transitional role until November 12, 2020. The total listed in the “Salary” column includes $5,673 of accrued vacation pay. The total listed in the “All Other Compensation” column includes $147,500 of severance pay.

ModivCare™	49	2021 Proxy Statement

Executive Compensation	Table of Contents

GRANTS OF PLAN BASED AWARDS TABLE	The following Grants of Plan Based Awards Table* provides additional information about stock and option awards and non-equity incentive plan awards granted to the NEOs during the fiscal year ended December 31, 2020. The compensation plans under which the grants in the following table were made are described under “2020 Executive Compensation Program Decisions—Annual Incentive Program” and “2020 Executive Compensation Program Decisions—Long-Term Incentives” in the “Compensation Discussion and Analysis” section

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Options Awards;	Exercise or	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units	Number of Securities Underlying Options (#)	Base Price of Options Awards ($/SH)	of Stock and Option Awards ($)(2)
Daniel E. Greenleaf	N/A	531,250	1,062,500	2,125,500	—	—	—	—	—	—	—
	2/13/20	—	—	—	—	—	—	12,287	45,119	69.18	1,699,644
John McMahon	N/A	57,000	114,000	228,000	—	—	—	—	—	—	—
	8/19/20	—	—	—	—	—	—	749	2,719	95.08	142,453
Kathryn Stalmack	N/A	140,625	281,250	562,500	—	—	—	—	—	—	—
Kenneth W. Wilson	N/A	200,000	400,000	800,000	—	—	—	—	—	—	—
	5/4/20	—	—	—	—	—	—	6,420	16,684	55.45	606,051
Kevin M. Dotts	N/A	168,750	337,500	675,000	—	—	—	—	—	—	—
Suzanne G.Smith	N/A	71,250	142,500	285,000	—	—	—	—	—	—	—

(1)	Amounts represent the threshold, target and to the extent applicable, maximum, under the AIP for fiscal year 2020 or similar provisions of the NEOs’ employment agreements or offer letters. The actual amounts earned by the NEOs in fiscal year 2020 under the AIP are set forth under the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table.”
(2)	The amounts shown in this column, include the grant date fair value of option awards granted in 2020 determined based on the assumptions set forth in our 2020 Annual Report on Form 10-K for the year ended December 31, 2020 (Note 16, Stock-Based Compensation and Similar Arrangements).

EMPLOYMENT AGREEMENTS AND OFFER LETTERS WITH THE NAMED EXECUTIVE OFFICERS

The following discussion and the discussion below under “—Potential Payments Upon Termination or a Change in Control” describe certain terms of the employment agreements and offer letters with the NEOs.

Daniel E. Greenleaf

Effective December 11, 2019, Daniel Greenleaf was appointed to serve as President and CEO of the Company. The Company and Mr. Greenleaf entered into an employment agreement (the “Greenleaf Employment Agreement”), dated November 29, 2019, in connection with Mr. Greenleaf’s appointment. The Greenleaf Employment Agreement provides for a term commencing as of December 11, 2019 and continuing until his employment is terminated in accordance with the terms of the Greenleaf Employment Agreement (the “Term”).

ModivCare™	50	2021 Proxy Statement

Executive Compensation	Table of Contents

Under the terms of the Greenleaf Employment Agreement, Mr. Greenleaf’s annual base salary is $850,000. Mr. Greenleaf is eligible for an annual bonus equal to 125% of his base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. Mr. Greenleaf’s annual bonus is subject to a maximum of 250% of his base salary. Mr. Greenleaf is also eligible to receive annual equity grants with a grant date value of at least 200% of his base salary, under the terms and conditions approved by the Compensation Committee.

In addition, on December 11, 2019, Mr. Greenleaf was granted RSUs covering 20,104 shares of the Company’s common stock and an option to purchase 67,090 shares of Company common stock with an exercise price of $59.25 and 40,432 Premium Priced Options to purchase shares of Company common stock with an exercise price of $68.14. The RSUs and the options vest ratably in equal installments on each of the first, second, third and fourth anniversaries of the grant date, in each case subject to his continued employment through the applicable anniversary date and expire on December 11, 2026.

While employed, Mr. Greenleaf is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. Mr. Greenleaf is also eligible to receive severance benefits in the event his employment is terminated by the Company without Cause or by him for Good Reason (as defined below). Details with respect to the severance and change in control provisions under the Greenleaf Employment Agreement are set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”

The Greenleaf Employment Agreement includes restrictive covenants providing for Mr. Greenleaf’s non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement. The term of the non-competition, non-solicitation and non-piracy covenants is the period that includes the term of Mr. Greenleaf’s employment and two years thereafter.

John McMahon

Effective August 12, 2020, John McMahon was appointed to serve as Chief Accounting Officer. Under the terms of Mr. McMahon’s employment letter dated August 11, 2020, he had an initial base salary of $285,000 and was eligible to receive a short-term incentive bonus for 2020 at a target of 40% of his base salary. In addition, Mr. McMahon was granted a long-term incentive equity grant for 2020 comprised of 50% RSUs and 50% options equal to 50% of his base salary based on the market price of the common stock on August 19, 2020.

In the event Mr. McMahon’s employment is terminated by the Company without Cause or by Mr. McMahon for Good Reason, Mr. McMahon will be entitled to six (6) months of severance pay, at his base compensation in effect at that time. The severance benefits will be contingent upon Mr. McMahon’s execution of a release of claims in favor of the Company. Mr. McMahon also entered into a Restrictive Covenants Agreement that contains one-year post-employment non-competition and non-solicitation covenants, as

ModivCare™	51	2021 Proxy Statement

Executive Compensation	Table of Contents

well as, non-disclosure and non-disparagement covenants.

Kathryn Stalmack

Effective August 19, 2019, Kathryn Stalmack was appointed to serve as Senior Vice President. General Counsel & Corporate Secretary of the Company. The Company and Ms. Stalmack entered into an employment agreement (the “Stalmack Employment Agreement”), dated August 8, 2019, in connection with Ms. Stalmack’s appointment. The Stalmack Employment Agreement provides for a term commencing as of August 19, 2019 and ending on December 31, 2021 (the “Term”).

Under the terms of the Stalmack Employment Agreement, Ms. Stalmack’s annual base salary was $375,000 in 2020. Ms. Stalmack is eligible for an annual bonus equal to 75% of her base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. Ms. Stalmack’s annual bonus is subject to a maximum performance of up to 150% of her base salary. Ms. Stalmack is also eligible to participate in the Company’s 2006 Plan, under the terms approved by the Compensation Committee.

In addition, pursuant to Stalmack Employment Agreement, the Company granted Ms. Stalmack restricted share awards valued at $250,000 on September 20, 2019. The restricted share awards vest ratably in equal installments on each of March 15, 2021, March 15, 2022 and March 15, 2023, in each case subject to her continued employment through the applicable anniversary date.

While employed, Ms. Stalmack is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. Ms. Stalmack is also eligible to receive severance benefits in the event her employment is terminated by the Company without Cause or by her for Good Reason. Details with respect to the severance and change in control provisions under the Stalmack Employment Agreement are set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”

The Stalmack Employment Agreement includes restrictive covenants providing for Ms. Stalmack’s non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement. The term of the non-solicitation and non-piracy covenants is the period that includes the term of Ms. Stalmack’s employment and two years thereafter. The term of the non-competition covenant is the period that includes the term of Ms. Stalmack’s employment and one year following the termination of her employment.

Kenneth W. Wilson

Effective May 4, 2020, Kenneth W. Wilson was appointed to serve as Chief Operating Officer. Under the terms of Mr. Wilson’s employment letter dated April 7, 2020, he had an initial base salary of $500,000 and was eligible to receive a pro-rata portion of a short-term incentive bonus for 2020 at a target of 80% of his base salary. Mr. Wilson was granted restricted stock units (RSUs) valued at $106,000 on May 4, 2020 based on the market price of the Company’s stock on that date. In addition, Mr. Wilson was granted a long-term incentive equity grant for 2020 comprised of 50% RSUs and 50% options

ModivCare™	52	2021 Proxy Statement

Executive Compensation	Table of Contents

equal to 100% of his base salary based on the market price of the common stock on May 4, 2020. Mr. Wilson also received a sign-on bonus of $115,000 in cash, with one-half paid within one week of his start date and one-half paid on November 30, 2020.

In the event Mr. Wilson’s employment is terminated without Cause, Mr. Wilson will be entitled to twelve (12) months of severance pay, at his base compensation in effect at that time. The severance benefits will be contingent upon Mr. Wilson’s execution of a release of claims in favor of the Company. Mr. Wilson also entered into a Restrictive Covenants Agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as, non-disclosure and non-disparagement covenants.

Kevin M. Dotts

Mr. Dotts Employment Agreement with the Company expired in accordance with its terms on December 31, 2020, and Mr. Dotts’ employment with the Company ceased on March 15, 2021. Mr. Dotts’ annual base salary was $450,000 under the Dotts Employment Agreement before it expired, and he was eligible for an annual bonus equal to 75% of his base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. Mr. Dotts was also eligible to participate in the Company’s 2006 Plan, under the terms approved by the Compensation Committee.

In addition, Mr. Dotts was granted an option to purchase 24,685 shares of Company common stock, with the exercise price of each option equal to the closing price of a share of the Company’s common stock on August 27, 2018. These options vested on October 31, 2020, and will expire if not exercised within 90 days of the termination of Mr. Dotts employment with the Company.

While employed, Mr. Dotts was entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. Mr. Dotts was also eligible to receive severance benefits in connection with the termination of his employment by the Company. Details with respect to the severance and change in control provisions under the Dotts Employment Agreement are set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”

The Dotts Employment Agreement included restrictive covenants providing for Mr. Dotts’ non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement. The term of the non-solicitation and non-piracy covenants were to last for a period of two years after his separation from the Company. The term of the non-competition covenant to last for one year following the termination of his employment.

In connection with Mr. Dotts’ resignation and the transitional role he served at the Company from February 26, 2021 until March 15, 2021 (the “Separation Date”), the Company and Mr. Dotts entered into a Transition and Separation Agreement, effective March 11, 2021 (the “Separation Agreement”). The Separation Agreement provided that (i) Mr. Dotts would continue at his current base salary and current benefit plan participation through the Separation Date, (ii) Mr. Dotts would continue to be eligible to earn his annual

ModivCare™	53	2021 Proxy Statement

Executive Compensation	Table of Contents

bonus for 2020, based on the Company’s actual performance and the terms of the Company’s AIP in 2020, and (iii) Mr. Dotts’ outstanding equity awards would continue to vest through and including the Separation Date. In addition, after the Separation Date, Mr. Dotts was entitled to (i) a lump sum payment equal to 12 months of his current base salary minus required tax and other withholdings; and (ii) subject to his timely enrollment in continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), fully-subsidized COBRA coverage for 12 months which is to be paid directly by the Company to the carrier. The Separation Agreement includes a customary release of claims by Mr. Dotts in favor of the Company.

Suzanne G. Smith

The terms of Ms. Smith’s employment under her employment letter dated January 14, 2019 (the “Smith Employment Letter”) terminated on November 12, 2020, when she ceased being an employee of the Company. Prior to her departure, Ms. Smith was eligible to participate in the Company’s short-term incentive bonus plan with her 2020 bonus equal to up to 50% of her base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. In addition, Ms. Smith was eligible to participate in the Company’s 2006 Plan, under the terms approved by the Compensation Committee.

Ms. Smith was also eligible to receive severance benefits in connection with the termination of her employment by the Company. Details with respect to the severance she received pursuant to her Transition and Separation Agreement with the Company are set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”

ModivCare™	54	2021 Proxy Statement

Executive Compensation	Table of Contents

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020	The following table reflects the equity awards granted by us to the NEOs outstanding at December 31, 2020:

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Daniel E. Greenleaf(4)
12/11/19	—	—	—	—	15,078	2,090,263	—	—
12/11/19	16,773	50,317	59.25	12/11/26	—	—	—	—
12/11/19	10,108	30,324	68.14	12/11/26	—	—	—	—
2/13/20	—	—	—	—	12,287	1,703,347	—	—
2/13/20	—	45,119	69.18	2/13/27	—	—	—	—
John McMahon(5)
8/19/20	—	—	—	—	749	103,834	—	—
8/19/20	—	2,719	95.08	8/19/25	—	—	—	—
Kathryn Stalmack(5)
9/20/19	—	—	—	—	1,593	220,838	—	—
9/20/19	—	—	—	—	2,833	392,739	—	—
9/20/19	—	15,257	58.84	9/20/24	—	—	—	—
Kenneth W. Wilson(5)
5/4/20	—	16,684	55.45	—	6,420	890,005	—	—
Kevin M. Dotts(5)
8/27/18	24,865	—	67.00	12/31/21	—	—	—	—
9/20/19	—	—	—	—	2,629	364,458	—	—
9/20/19	—	25,175	58.84	9/20/24	—	—	—	—
Suzanne G. Smith	—	—	—	—	—	—	—	—

(1)	Except for Premium Priced Options, the options listed in this table have an exercise price equal to the closing market price of our Common Stock on the grant date.
(2)	Represents restricted share awards or RSUs. The RSUs granted to Mr. Greenleaf on December 11, 2019 vest in four equal annual installments on each of the first, second, third, and fourth anniversary of the grant date, in each case, subject to Mr. Greenleaf’s continued employment. The RSUs granted to Messrs. Greenleaf, McMahon, and Wilson during fiscal 2020 vest in three equal installments on each of the first, second, and third anniversary of the grant date, in each case, subject to their continued employment. The restricted share award granted to Mr. Dotts on September 20, 2019, and 1,593 of the restricted share awards granted to Ms. Stalmack on September 20, 2019 vest in three equal installments on March 15, 2021, 2022 and 2023, in each case, subject to their continued employment. The remaining 4,249 restricted share awards granted to Ms. Stalmack on September 20, 2019, vest in three equal installments on August 19, 2020, 2021, and 2022, in each case, subject to Ms. Stalmack’s continued employment.
(3)	The market value of the unvested restricted share awards was calculated using a value of $138.63 per share of Common Stock, which was the closing market price of our Common Stock on December 31, 2020.
(4)	The options granted to Mr. Greenleaf on December 11, 2019 consisted of 67,090 options and 40,432 Premium Priced Options which have an exercise price 15% above the market price on date of grant. Mr. Greenleaf’s December 2019 options vest ratably in four equal installments on each of the first, second, third and fourth anniversary of the grant date in each case, subject to Mr. Greenleaf’s continued employment. The options granted to Mr. Greenleaf on February 13, 2020, vest in three equal installments on each of the first, second, and third anniversary of the date of grant, in each case, subject to Mr. Greenleaf’s continued employment.

ModivCare™	55	2021 Proxy Statement

Executive Compensation	Table of Contents

(5)	The options granted to Mr. Dotts on August 27, 2018 vested on October 31, 2020. The options granted to Mr. Dotts on September 20, 2019 will vest ratably in three equal annual installments on March 15, 2021, 2022, and 2023, in each case, subject to Mr. Dotts’ continued employment. The options granted to Ms. Stalmack on September 20, 2019 will vest in three equal annual installments on March 15, 2021, 2022, and 2023, in each case, subject to Ms. Stalmack’s continued employment. The options granted to Messrs. McMahon and Wilson during fiscal 2020 will vest ratably in three equal installments on the first, second, and third anniversary of the grant date.

Option Exercises and Stock Vested Table

The following table provides additional information about the value realized by the NEOs on option award exercises and stock award vesting during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel E. Greenleaf	—	—	5,026	718,567
John McMahon	—	—	—	—
Kathryn Stalmack	—	—	1,416	134,633
Kenneth W. Wilson	—	—	—	—
Kevin M. Dotts	—	—	—	—
Suzanne G. Smith	4,600	258,134	—	—

Non-qualified Deferred Compensation

None of our NEOs participated in or had account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us during fiscal year 2020.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

General

The employment agreements, offer letters and the Company’s executive severance policy, as applicable during 2020 to each of Messrs. Greenleaf, McMahon, Wilson and Dotts and Ms. Stalmack and Ms. Smith, provided for severance payments in the event of termination of employment under certain circumstances, including in the event of a change in control (none of which include excise tax gross-ups). The receipt of the payments and benefits to these NEOs under the employment agreements, letters and policies are generally conditioned upon their complying with non-competition, non-solicitation/non-piracy and non-disclosure provisions. By the terms of such agreements, letters and policies, the executives acknowledge that a breach of some or all of the restrictive covenants described therein will entitle us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies.

In entering into these agreements and letters and adopting the policy, the Compensation Committee considered legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that will trigger payments under the employment agreements, letters and policies, as noted below. The

ModivCare™	56	2021 Proxy Statement

Executive Compensation	Table of Contents

following summaries describe payouts that would have been made under the applicable arrangements if the termination event described had happened at the end of 2020, except that the description with respect to Ms. Smith reflects the amounts that were actually paid in respect of the termination of her services.

Resignation by Employee for Good Reason

Each of Messrs. Greenleaf, McMahon and Dotts and Ms. Stalmack is entitled to certain payments upon a resignation for Good Reason. “Good Reason” is defined for these purposes for each of Messrs. Greenleaf and Dotts and Ms. Stalmack as the occurrence of any of the following that is not cured within thirty days of executive’s written notice that the occurrence constitutes Good Reason: (i) a material reduction of executive’s position, duties, or responsibilities with the Company, including a requirement that the executive report directly to any person other than as provided in the agreement; (ii) a reduction of executive’s base salary other than a reduction which is generally applicable to all executives of the Company; (iii) a material breach by the Company of the employment agreement; and (iv) with respect only to Mr. Dotts, the relocation of his primary place of employment more than 75 miles from the Company’s office at 1275 Peachtree Street, Atlanta, GA 30309. Any resignation that is purported to be made for Good Reason must be made by the executive within 60 days of the occurrence establishing the facts supporting such termination. “Good Reason” is defined for these purposes for Mr. McMahon as: (a) a material reduction of his job duties, responsibilities and requirements inconsistent with his position with the Company and his prior duties, responsibilities and requirements; (b) a material reduction in his base compensation; or (c) a relocation of his principal business location to another Company facility or location more than 50 miles from the Company’s location in Denver, Colorado.

In the event of resignation for Good Reason: Mr. Greenleaf would be entitled to (i) a pro rata portion of any bonus earned for the then fiscal year through the date of termination, (ii) twenty-four months’ base salary and two times the target bonus for the full fiscal year 2020, (iii) continued healthcare coverage for eighteen months following the date of termination, and (iv) accelerated vesting of RSU and option awards as if he had been employed for 24 months beyond the date of termination; each of Ms. Stalmack and Mr. Dotts would be entitled to (i) a pro rata portion of any bonus earned for the then fiscal year through the date of termination, and (ii) twelve months of her or his base salary; and Mr. McMahon would be entitled to six months of his base salary.

Termination by Company without Cause

Each of Messrs. Greenleaf, McMahon, Wilson and Dotts and Ms. Stalmack is entitled to certain payments upon a termination without “Cause”, as defined with respect to each of Messrs. Greenleaf and Dotts and Ms. Stalmack as:

•	fraud or theft committed by the employee against us or any of our subsidiaries, affiliates, joint ventures and related organizations, including any entity managed by us (collectively referred to as “Affiliates”), or commission of a felony or any crime involving fraud or moral turpitude;

•	gross negligence of the employee or willful misconduct by the employee that results, in

ModivCare™	57	2021 Proxy Statement

Executive Compensation	Table of Contents

either case, in material economic or reputational harm to us or our Affiliates;

•	breach of any provision by the employee of the employment agreement or breach of any fiduciary duty or duty of loyalty owed to us or our Affiliates;

•	conduct of the employee tending to bring us or our Affiliates into public disgrace or embarrassment, or which is reasonably likely to cause one or more of its customers or clients to cease doing business with, or reduce the amount of business with, the Company or its Affiliates;

•	neglect or refusal by the employee to perform duties or responsibilities as directed by us, the Board or any executive committee established by the Board, or violation by the employee of any express direction of any lawful rule or regulation established by us or the Board or any committee established by the Board which is consistent with the scope of the employee’s duties under the employment agreement, if such failure, refusal, or violation continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the employment agreement for Cause;

•	commission of any acts or omissions by the employee resulting in or intended to result in direct material personal gain to the employee at our or our Affiliates’ expense; or
•	employee materially compromises our or our Affiliates’ trade secrets or other confidential and proprietary information.

Action or inaction by the employee is not considered “willful” unless done or omitted by him or her intentionally and without his or her reasonable belief that his or her action or inaction was in our or our Affiliates’ best interests, and does not include failure to act by reason of total or partial incapacity due to physical or mental illness.

With respect to Messrs. Wilson and McMahon, “Cause” is defined as: (a) an intentional act of fraud, embezzlement, theft or any other material violation of law in the course of employment; (b) the willful and continued failure to substantially perform the required duties for the Company (other than as a result of incapacity due to physical or mental illness); (c) conviction of a crime involving moral turpitude; and (d) with respect only to Mr. McMahon, any material violation of ModivCare Solutions’ material written policies.

In the event of termination without Cause: Mr. Greenleaf would be entitled to (i) a pro rata portion of any bonus earned for the then fiscal year through the date of termination, (ii) twenty-four months’ base salary and two times the target bonus for the full fiscal year 2020, (iii) continued healthcare coverage for eighteen months following the date of termination, and (iv) accelerated vesting of RSU and option awards as if he had been employed for 24 months beyond the date of termination; each of Ms. Stalmack and Mr. Dotts would be entitled to (i) a pro rata portion of any bonus earned for the then fiscal year through the date of termination, and (ii) twelve months of her or his base salary; and Messrs. McMahon and Wilson would be entitled to six months and twelve months, respectively, of his base salary.

ModivCare™	58	2021 Proxy Statement

Executive Compensation	Table of Contents

Termination due to Death

The Company’s current benefit program includes a Company-paid life insurance policy for all named executive officers. In the event an NEO’s employment were terminated due to the NEO’s death, the NEO’s heirs, personal representatives or estate would receive the life insurance proceeds. In addition, the employment agreements with Mr. Greenleaf, Ms. Stalmack and Mr. Dotts provide for certain payments in the event of death. Pursuant to Mr. Greenleaf’s agreement, in the event of death, he would be entitled to a pro rata portion of any bonus earned for the then fiscal year through the date of termination and accelerated vesting of RSUs and option awards as if he had been employed for 24 months beyond the date of termination. Pursuant to Ms. Stalmack’s and Mr. Dotts’ agreements, in the event of death, each would be entitled to a pro rata portion of any bonus earned for the then fiscal year through the date of termination.

Termination due to Disability

The Company’s current benefit program includes a Company-paid disability insurance policy for all named executive officers. In addition, the employment agreements with Mr. Greenleaf, Ms. Stalmack and Mr. Dotts provide for certain payments in the event of Disability. The term “Disability” is defined by the employment agreements to mean any physical or mental illness, disability or incapacity which prevents the employee from performing the essential functions of employee’s duties, with or without reasonable accommodations, for a period of not less than 150 consecutive days or for an aggregate of 180 days during any period of 12 consecutive months. Pursuant to Mr. Greenleaf’s agreement, in the event of Disability, he would be entitled to a pro rata portion of any bonus earned for the then fiscal year through the date of termination and accelerated vesting of RSUs and option awards as if he had been employed for 24 months beyond the date of termination. Pursuant to Ms. Stalmack’s and Mr. Dotts’ agreements, in the event of Disability, each would be entitled to a pro rata portion of any bonus earned for the then fiscal year through the date of termination.

Termination upon Change in Control

Each of Messrs. Greenleaf and Dotts and Ms. Stalmack is entitled to certain payments following a termination after or in connection with a “Change in Control”, which is defined for these purposes as an event or events in which:

• any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us or our subsidiaries, (ii) any fiduciary holding securities under our employee benefit plan or our subsidiaries, or (iii) any company owned by our stockholders) is or becomes the “beneficial owner” of 50% or more of our outstanding voting securities; or

• we consummate (i) a merger or consolidation as more specifically described in the employment agreements, (ii) a liquidation or (iii) the sale or disposition of all or substantially all of our assets.

Had a Change in Control occurred during the term of Mr. Greenleaf’s employment agreement and he was terminated following such Change in Control, Mr. Greenleaf’s employment agreement would have entitled him to receive (i) a pro rata portion of any bonus earned for the then fiscal year through the date of termination, (ii) thirty months’

ModivCare™	59	2021 Proxy Statement

Executive Compensation	Table of Contents

base salary and two and one-half (2.5) times the target bonus for the full fiscal year 2020, (iii) continued healthcare coverage for eighteen months following the date of termination, and (iv) accelerated vesting of all unvested RSU and option awards. Had a Change in Control occurred during the term of Ms. Stalmack’s employment agreement and she was terminated following such Change in Control, Ms. Stalmack’s employment agreement would have entitled her to receive a lump sum payment of (i) a pro rata portion of any bonus earned for the then fiscal year through the date of termination, (ii) twelve months’ base salary, and (iii) accelerated vesting of all outstanding unvested restricted share units and option awards. Had a Change in Control occurred during the term of Mr. Dotts’ employment agreement and he was terminated without cause or he resigns for good reason following such Change in Control, Mr. Dotts’ would have been entitled to receive a lump sum payment of twelve months of his base salary and a pro rata portion of any bonus earned for the then fiscal year through the date of termination. Although Messrs. McMahon and Wilson are not entitled to specific payments in connection with a change in control, each is entitled to severance pay if terminated for any reason other than Cause, as described above.

Potential Payments upon Termination or Change in Control Table

The following table quantifies the estimated maximum amount of payments and benefits under the employment agreements, offer letters, and agreements relating to awards granted under our 2006 Plan to which the NEOs employed by us as of December 31, 2020 would have been entitled upon termination of employment for the various reasons listed, as defined above, that occurred on December 31, 2020, but without giving effect to any reduction for excess parachute payments.

ModivCare™	60	2021 Proxy Statement

Executive Compensation	Table of Contents

Name	Reason for Termination of Employment	Cash Payment(s) ($)	Value of Accelerated Vesting of RSUs ($)(1)	Value of Accelerated Vesting of Options ($)(1)	Value of Health Insurance Payments ($)	Life or Disability Insurance Proceeds ($)(2)	Total ($)(3)
Daniel E. Greenleaf	Resignation for Good Reason(4)	5,950,000	2,529,166	6,176,884	24,350	–	14,680,400
	Termination without Cause(4)	5,950,000	2,529,166	6,176,884	24,350	–	14,680,400
	Death	2,125,000	2,529,166	6,176,884	–	100,000	10,931,050
	Disability	2,125,000	2,529,166	6,176,884	–	10,000	10,831,050
	Change in Control(5)	6,906,250	3,793,610	9,265,217	24,350	–	19,989,427
John McMahon	Resignation for Good Reason(6)	142,500	–	–	–	–	142,500
	Termination without Cause(6)	142,500	–	–	–	–	142,500
	Death	–	–	–	–	100,000	100,000
	Disability	–	–	–	–	10,000	–
	Change in Control(6)	142,500	–	–	–	–	142,500
Kathryn Stalmack	Resignation for Good Reason(7)	937,500	–	–	–	–	937,500
	Termination without Cause(7)	937,500	–	–	–	–	937,500
	Death	562,500	–	–	–	100,000	662,500
	Disability	562,500	–	–	–	10,000	562,500
	Change in Control(8)	1,218,750	613,576	1,217,356	–	–	3,049,682
Kenneth W. Wilson	Resignation for Good Reason	–	–	–	–	–	–
	Termination without Cause(9)	500,000	–	–	–	–	500,000
	Death	–	–	–	–	100,000	100,000
	Disability	–	–	–	–	10,000	–
	Change in Control(9)	500,000	–	–	–	–	500,000
Kevin M. Dotts	Resignation for Good Reason(10)	1,061,719	–	–	–	–	1,061,719
	Termination without Cause(10)	1,061,719	–	–	–	–	1,061,719
	Death	611,719	–	–	–	100,000	711,719
	Disability	611,719	–	–	–	10,000	611,719
	Change in Control(11)	1,282,292	–	–	–	–	1,282,292

(1)	Calculated based on the closing market price of our Common Stock on December 31, 2020.
(2)	Under our Long-Term Disability insurance, each NEO under the age of 60 who is terminated due to Disability is entitled to a monthly payment of $10,000 until he or she is 65 years old.
(3)	Amounts in the total column do not include the $10,000 monthly payments each NEO would receive until the age of 65 if terminated due to Disability.
(4)	Cash Payment includes Mr. Greenleaf’s annual bonus for the full fiscal year 2020 and the sum of 24 months of base salary plus two times the annual bonus for the full fiscal year 2020, with such sum payable in equal installments over 24 months. The equity awards are vested as if Mr. Greenleaf’s employment continued for 24 months following the date of termination. The value of healthcare coverage is based on 18 months of coverage following the date of termination.
(5)	Cash Payment includes Mr. Greenleaf’s annual bonus for the full fiscal year 2020 and the sum of 30 months of base salary plus 2.5 times the annual bonus for the full fiscal year 2020, with such sums payable in one lump payment. The value of healthcare coverage is based on 18 months of coverage following the date of termination.
(6)	Cash Payment includes six months of base salary, paid in installments over six months.

ModivCare™	61	2021 Proxy Statement

Executive Compensation	Table of Contents

(7)	Cash Payment includes 12 months of base salary plus Ms. Stalmack’s annual bonus for the full fiscal year 2020. The base salary payments would be paid in installments over 12 months.
(8)	Cash Payment includes Ms. Stalmack’s annual bonus for the full fiscal year 2020 and the sum of 12 months of base salary plus the average annual bonus previously paid to Ms. Stalmack, with such sums payable in one lump payment. Value of accelerated vesting of RSUs includes acceleration of all outstanding unvested RSUs.
(9)	Cash Payment includes 12 months of base salary.
(10)	Cash Payment includes 12 months of base salary plus Mr. Dotts’ annual bonus for the full fiscal year 2020. The base salary payments would be paid in installments over 12 months.
(11)	Cash Payment includes Mr. Dotts’ annual bonus for the full fiscal year 2020 and the sum of 12 months of base salary plus the average annual bonus previously paid to Mr. Dotts, with such sums payable in one lump payment.

Payments Made to Suzanne G. Smith upon Termination

In connection with Ms. Smith’s termination of employment in 2020, which was treated as a termination without cause and in connection with which she entered into a Transition and Separation Agreement with the Company, Ms. Smith, subject to the terms of the agreement, (i) remained eligible to earn her annual bonus for 2020 (up to a maximum of 100% of her target bonus) prorated through her separation date, based on the Company’s actual performance, and (ii) was permitted continued vesting on outstanding equity grants until her separation date. In addition, under the agreement, provided she remains in compliance with the agreement, Ms. Smith was entitled to (i) a lump sum payment equal to six months of her current base salary minus required tax and other withholdings; and (ii) subject to her timely enrollment in continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), reimbursement for the employer portion of the cost of her medical coverage at the same rate as in effect on the separation date until the earlier of (x) six months following the separation date and (y) the date on which she ceases to be eligible for COBRA continuation coverage or stops making the required payments in respect of such coverage. The agreement includes a customary release of claims by Ms. Smith in favor of the Company and its affiliates.

CEO PAY RATIO DISCLOSURE

Pay Ratio Methodology

To determine the estimated ratio of CEO pay to median employee pay (the “Pay Ratio”) in accordance with Item 402(u) of Regulation S-K of the Securities Act, we considered our entire employee population of our NEMT Segment of approximately 3,800 employees who were on the payroll as of December 31, 2019 (excluding the CEO). We did not consider the approximately 14,000 Simplura employees in this calculation as permitted by the SEC because our acquisition of Simplura did not occur until November 2020. We used compensation paid during fiscal year 2020 to determine our median employee, and annualized pay for those employees who commenced work during fiscal year 2020. We then identified our median employee, whose Summary Compensation Table (“SCT”) total compensation, as calculated in accordance with Item 402(u)(2) of Regulation S-K of the Securities Act, was $30,160 in fiscal year 2020.

The CEO pay used for purposes of calculating the Pay Ratio is $4,691,139, the SCT total compensation paid to our CEO, Daniel E. Greenleaf, from January 1, 2020 through December 31, 2020.

As a result, the reasonable estimated ratio of CEO pay to median employee pay, calculated in a manner consistent with Item 402(u) of Regulation S-K of the Securities Act is 156:1. The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments. We believe that the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules.

ModivCare™	62	2021 Proxy Statement

Proposal 2 Advisory vote to approve named executive officer compensation

Section 14A of the Exchange Act provides shareholders an opportunity to cast a non-binding advisory vote to approve the compensation of the “named executive officers” identified in the Summary Compensation Table included on page 48 of this document.

The Compensation Committee has considered that the holders of approximately 98% and 82% of the votes cast at our 2020 and 2019 annual meeting of stockholders, respectively, approved, on an advisory basis the compensation of our NEOs as disclosed in the Proxy Statement for those annual meetings.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” above, our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 19 for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our NEOs.

We believe that the compensation programs offered to our NEOs should support the creation of stockholder value and achievement of our financial goals. Accordingly, our guiding compensation principles focus on:

•	attracting, retaining, and motivating high-performing leaders;

•	aligning the interests of our executives with those of our stockholders, and incentivizing stockholder value creation;

•	linking a meaningful portion of executive compensation to achievement of key financial, operational, and capital allocation performance goals; and

•	maintaining a significant portion of compensation based on at-risk opportunities including equity awards tied to stock price.

Our Compensation Committee has a long history of performance-based pay practices and considers numerous factors when setting compensation for our NEOs including:

•	actual and adjusted EBITDA, earnings per share, return on equity performance, and stockholder value created;

•	goals and objectives set for each executive officer at the beginning of the year; and

•	recommendations of an independent third-party executive compensation consultant

ModivCare™	63	2021 Proxy Statement

Proposal 2: Advisory vote to approve named executive officer compensation	Table of Contents

Other considerations include individual performance, internal pay comparisons within the executive group at the Company, overall financial performance of the Company, and market data.

Performance based portions of our executive compensation for any given year are earned primarily based on the Company’s financial performance for such year and are paid the following year. Our annual incentive cash compensation and equity-based compensation programs are designed to be performance-based and to incentivize achievement of the Company’s short- and long-term financial, operation and strategic goals. Our long-term incentive program has historically used equity grants to incentivize performance, reward our executives for substantial stockholder value creation and drive extraordinary stockholder value. We believe this structure encourages an ownership mentality that incentivizes our management to create stockholder value over a multi-year period.

Our Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Company values the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We conduct this vote on an annual basis, and the next such vote will take place with our 2022 annual meeting of stockholders.

The Board unanimously recommends that you vote “FOR” the compensation of our named executive officers, as disclosed in this Proxy Statement.

ModivCare™	64	2021 Proxy Statement

Proposal 3 Ratification of appointment of independent registered public accounting firm

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020 was KPMG LLP. The Audit Committee of the Board has selected KPMG as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2021.

Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. If stockholders do not ratify the appointment, though it may nevertheless retain KPMG, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. In addition, even if the stockholders ratify the selection of KPMG, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

The Company has been advised that representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

ModivCare™	65	2021 Proxy Statement

Audit Committee Report
The Audit Committee of the Board consists of Mr. Kerley, Ms. Norwalk and Mr. Wright. Mr. Kerley is the Chairperson of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.modivcare.com/governance.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of ModivCare’s internal control over financial reporting as of December 31, 2020, which it made using the criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has also reviewed and discussed with KPMG, the Company’s independent registered public accounting firm, its review and report on ModivCare’s internal control over financial reporting. ModivCare published these reports in its 2020 Annual Report.

The Audit Committee has reviewed and discussed with management and KPMG the audited consolidated financial statements of ModivCare for the fiscal year ended December 31, 2020. Management represented to the Audit Committee that ModivCare’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee also discussed with representatives of KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee received the written disclosures and the confirming letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from ModivCare.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the 2020 Annual Report.

The Audit Committee

Richard A. Kerley (Chairperson)

Leslie V. Norwalk

Frank J. Wright

ModivCare™	66	2021 Proxy Statement

Independent Registered Public Accountants

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by KPMG, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2020 and 2019, in each of the following categories were:

	Fiscal Year Ended December 31,
	2020 ($)	2019($)
Audit fees	1,605,000	1,532,083
Audit related fees	235,400	–
Tax fees	101,042	453,805
All other fees	–	–
Total	1,941,442	1,985,888

Audit fees

Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required interim reviews), the audit of the Company’s internal control over financial reporting, and for services provided in connection with stand-alone or statutory audits and regulatory filings or engagements.

Audit Related Fees

Audit related fees consisted of amounts incurred for a comfort letter rendered in connection with a debt offering.

Tax Fees

Tax fees consisted of amounts incurred for professional services rendered by KPMG for tax compliance, transfer pricing and tax consulting.

All Other Fees

There were no other fees incurred for services rendered by KPMG during the periods presented.

ModivCare™	67	2021 Proxy Statement

Independent Registered Public Accountants	Table of Contents

The Audit Committee has considered and determined that the services provided by KPMG were compatible with KPMG maintaining their independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee pre-approved all of the foregoing services provided to the Company by KPMG in fiscal years ended December 31, 2020 and 2019.

ModivCare™	68	2021 Proxy Statement

Stockholder Proposals for 2022 Annual Meeting

Pursuant to the applicable rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted within the Rule 14a-8 process for consideration at the Company’s annual meeting to be held in 2022 (the “2022 Annual Meeting”) will be December 31, 2021.

Pursuant to the Company’s Bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in the Company’s Proxy Statement pursuant to Rule 14a-8 of the Exchange Act) before, or make a nomination at, the 2022 Annual Meeting, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, located at 4700 South Syracuse Street, 4th Floor, Denver, CO 80237, no earlier than the close of business on February 17, 2022, and not later than the close of business on April 18, 2022. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

As to all such matters which the Company does not have notice on or prior to April 18, 2022, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2022 Annual Meeting to vote on such proposal.

ModivCare™	69	2021 Proxy Statement

Other Matters

On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matter to be raised at the Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

ModivCare™	70	2021 Proxy Statement

Additional Information

The Company files reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C. The Company’s SEC filings are also available on the SEC’s web site at www. sec.gov. Stockholders may also request additional copies of the Company’s 2020 Annual Report, except for exhibits to the 2020 Annual Report, without charge, by submitting a written request to the Company’s Corporate Secretary at 4700 South Syracuse Street, 4th Floor, Denver, CO 80237.

ModivCare™	71	2021 Proxy Statement

Householding

In order to reduce printing costs and postage fees,
the Company has adopted the process called “householding.”

Under this procedure, the Company may deliver a single copy of the Notice, and if applicable, this Proxy Statement and 2020 Annual Report to multiple stockholders who share the same last name and address, unless the Company receives contrary instructions from stockholders at that address. Stockholders who participate in householding will continue to receive separate proxy cards, if applicable.

If you prefer to receive multiple copies of the Company’s Notice or Proxy Statement and the 2020 Annual Report, at the same address, you may obtain additional copies by writing to the Company’s Corporate Secretary at 4700 South Syracuse Street, 4th Floor, Denver, CO 80237 or by calling (303) 728-7043. Eligible stockholders of record receiving multiple copies of this Proxy Statement and 2020 Annual Report can request householding by contacting the Company in the same manner.

By Order of the Board of Directors,

Daniel E. Greenleaf
President and Chief Executive Officer
April 30, 2021
Denver, CO

ModivCare™	72	2021 Proxy Statement

Appendix A

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this proxy statement includes EBITDA and Adjusted EBITDA for the Company, which are performance measures that are not recognized under GAAP but that we use to measure the Company’s performance and management’s performance against pre-established performance targets for purposes of determining payouts under our AIP. EBITDA is defined by us as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net; (2) provision (benefit) for income taxes; and (3) depreciation and amortization. Adjusted EBITDA is calculated by us as EBITDA before certain items, including (as applicable): (1)restructuring and related charges, including severance and office closure and professional services costs related to our corporate reorganization; (2) equity in net (gain) loss of investee; (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods; (4) certain transaction and related costs; and (5)COVID-19 related costs. Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP.

Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors and other interested parties to gain a better understanding of the factors and trends affecting the ongoing operations of our business and how actual payouts under our AIP were determined in 2020 and how they fit within the Company’s broader executive compensation program. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net gain or loss in equity investee is excluded from these measures, as we and our management do not have the ability to manage the venture in which we have made our investment, allocate resources within the venture, or directly control its operations or performance.

We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business or the performance of our management.

ModivCare™	A-1	2021 Proxy Statement

Appendix A	Table of Contents

Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA

(in thousands) (Unaudited)

	Twelve Months Ended December 31,
	2020 ($)	2019($)
Income from continuing operations, net of taxes	89,614	(12,583)
Interest expense, net	17,599	850
Income taxes	24,805	6,877
Depreciation and amortization	26,183	16,816
EBITDA	158,201	11,960
Restructuring and related charges(1)	6,179	6,691
Transaction costs(2)	12,619	2,693
COVID-19 related costs	1,204	–
Litigation Expense	–	9
Equity in net (gain)/loss of investee	(8,860)	29,865
Adjusted EBITDA	169,343	51,218

(1)	Includes professional fees for strategic initiatives of $3,249 and severance and office closure costs of $2,930 in 2020, and organizational consolidation costs of $4,027, severance costs of $1,673, and professional services fees of $991 in 2019.
(2)	Includes fees incurred in the acquisitions of Simplura Health Group and National MedTrans, LLC in 2020, and fees and expenses incurred in the acquisition of Circulation, Inc., including with respect to its management incentive plan, in 2019.

ModivCare™	A-2	2021 Proxy Statement

MODIVCARE INC.
4700 SOUTH SYRACUSE STREET
FOURTH FLOOR
DENVER, CO 80237

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 14, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 14, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D51893-P55884

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MODIVCARE INC.

The Board of Directors recommends you vote FOR the election of the Nominees:

1. Election of Class III Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Todd J. Carter	☐	☐	☐
1b. Frank J. Wright	☐	☐	☐
1c. Garth Graham, MD	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ModivCare Inc.'s 2021 Notice and Proxy Statement, Proxy Card and 2020 Annual Report on Form 10-K are available at www.proxyvote.com

D51894-P55884

MODIVCARE INC.
Annual Meeting of Stockholders
June 15, 2021 10:00 A.M. MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Daniel E. Greenleaf and Kathryn Stalmack, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of MODIVCARE INC. that the stockholder(s) is/are entitled to vote at the 2021 Annual Meeting of Stockholders to be held at 10:00 AM, MDT on June 15, 2021, at 6900 Layton Avenue, 12th Floor, Denver, CO 80237*, and any adjournment or postponement thereof.

This Proxy Card, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this Proxy will be voted for the election of the nominees listed in Proposal 1, for Proposal 2 and for Proposal 3. With respect to such other business that may properly come before the Annual Meeting and any adjournments, postponements or reschedulings thereof, said proxies are authorized to vote in their discretion in accordance with their best judgment, subject to the conditions described in the accompanying proxy statement.

*** Special COVID-19 Note: ModivCare Inc. is monitoring the coronavirus (COVID-19) outbreak. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our website at www.modivcare.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote the shares prior to the annual meeting.**

Continued and to be signed on reverse side